                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                  PCTEL, INC.,

                              PCTEL MARYLAND, INC.

                        DYNAMIC TELECOMMUNICATIONS, INC.

                                       AND

                               DTI HOLDINGS, INC.

                                 MARCH 12, 2003

                                TABLE OF CONTENTS

                                                                                                PAGE
                                                                                                ----
Article I DEFINITIONS ......................................................................       1
         1.1      Capitalized Terms ........................................................       1
         1.2      Construction .............................................................      11

Article II SALE AND PURCHASE OF ASSETS .....................................................      12
         2.1      Purchase and Sale of Assets ..............................................      12
         2.2      Delivery of Acquired Assets ..............................................      13
         2.3      Assignments ..............................................................      13
         2.4      Liabilities Not Assumed ..................................................      13
         2.5      Transfer of Product Software Copyrights ..................................      13
         2.6      Transfer of Patents ......................................................      14
         2.7      Transfer of Trademarks ...................................................      14
         2.8      Transferred Contracts ....................................................      14
         2.9      Assumed Liabilities ......................................................      14

Article III CLOSING AND PURCHASE PRICE .....................................................      15
         3.1      Closing ..................................................................      15
         3.2      Consideration ............................................................      15

Article IV LICENSE TO BUYER ................................................................      16
         4.1      Trade Secret License .....................................................      16
         4.2      Bankruptcy ...............................................................      16

Article V REPRESENTATIONS AND WARRANTIES OF DTI HOLDINGS AND SELLER ........................      16
         5.1      Organization .............................................................      16
         5.2      Authority ................................................................      17
         5.3      Capital Stock ............................................................      17
         5.4      Conflict .................................................................      18
         5.5      Seller Financial Statements ..............................................      18
         5.6      Indebtedness; Guaranties .................................................      19
         5.7      Absence of Changes .......................................................      19
         5.8      Legal and Other Compliance ...............................................      20
         5.9      Transferred Contracts ....................................................      21
         5.10     Support and Service Contracts ............................................      21
         5.11     No Liquidation, Insolvency, Winding-Up ...................................      22
         5.12     Restrictions on Business Activities ......................................      22
         5.13     Title to Properties, Absence of Liens, Condition of Equipment ............      23
         5.14     Customers and Sales ......................................................      24
         5.15     Intellectual Property ....................................................      24
         5.16     Litigation ...............................................................      27
         5.17     Insurance ................................................................      28
         5.18     Tax Matters ..............................................................      28

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                PAGE
                                                                                                ----
         5.19     Powers of Attorney .......................................................      29
         5.20     Environmental Matters ....................................................      29
         5.21     Brokers' and Finders' Fees ...............................................      29
         5.22     Employee Matters .........................................................      29
         5.23     Consents .................................................................      33
         5.24     Warranties; Defects; Liabilities .........................................      33
         5.25     Books and Records ........................................................      33
         5.26     Complete Copies of Materials .............................................      33
         5.27     Acquired or Licensed Assets ..............................................      33
         5.28     Affiliate Transactions ...................................................      34

Article VI REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER ..............................      34
         6.1      Organization and Standing ................................................      34
         6.2      Authority ................................................................      34
         6.3      No Conflict ..............................................................      35
         6.4      Restrictions Prohibiting Parent or Buyer Conduct of Business .............      35
         6.5      Litigation ...............................................................      35

Article VII SECURITIES ACT COMPLIANCE; REGISTRATION ........................................      35
         7.1      Securities Act Exemption .................................................      35
         7.2      Stock Restrictions .......................................................      35
         7.3      Representations, Warranties and Covenants Regarding Securities Law Matters      36
         7.4      Registration Rights ......................................................      36

Article VIII ADDITIONAL AGREEMENTS .........................................................      36
         8.1      Access Pending the Closing ...............................................      37
         8.2      Operation of the Business by Seller ......................................      37
         8.3      Conduct Prior to Closing .................................................      38
         8.4      Confidentiality ..........................................................      39
         8.5      No Solicitation ..........................................................      39
         8.6      Notification of Certain Matters ..........................................      40
         8.7      Public Disclosure ........................................................      40
         8.8      Consents .................................................................      41
         8.9      Legal Requirements .......................................................      41
         8.10     Registration and Assignment of Patent ....................................      41
         8.11     Additional Documents and Further Assurances ..............................      41
         8.12     Stockholder Approval .....................................................      41
         8.13     Update Schedules .........................................................      42
         8.14     Seller Closing Financial Statements and Updates to Liability Schedules ...      42
         8.15     Payment of Closing Date Assets Surplus ...................................      42
         8.16     Covenants Regarding Designated Employees .................................      42
         8.17     401(k) Plan ..............................................................      43
         8.18     Transferred Employee Plans ...............................................      43

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                PAGE
                                                                                                ----
         8.19     Distribution .............................................................      43
         8.20     Non-transferability of Earn-Out Payments .................................      43
         8.21     Attorney-in-Fact .........................................................      43
         8.22     Tax Matters ..............................................................      44
         8.23     Payment of Retention Bonuses .............................................      46
         8.24     Change of Seller's Name ..................................................      46
         8.25     No Prohibition or Illegality .............................................      46
         8.26     Conduct of Business Following Closing ....................................      46

Article IX CONDITIONS TO THE CLOSING .......................................................      47
         9.1      Conditions to Obligations of Each Party ..................................      47
         9.2      Additional Conditions to the Obligations of Parent and Buyer .............      47
         9.3      Additional Conditions to Obligations of Seller ...........................      49

Article X ESCROW ...........................................................................      50
         10.1     Escrow Fund ..............................................................      50
         10.2     Escrow Period ............................................................      50
         10.3     Distributions of Escrow Amount ...........................................      50
         10.4     Protection of the Escrow Fund ............................................      51
         10.5     Escrow Agent's Duties ....................................................      51
         10.6     Fees .....................................................................      53
         10.7     Consequential Damages ....................................................      53

Article XI SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION .....................      53
         11.1     Survival of Representations and Warranties ...............................      53
         11.2     Indemnification ..........................................................      53
         11.3     Limitation of Liability With Respect to Certain Losses ...................      54
         11.4     No Limit With Respect to Other Losses ....................................      54
         11.5     Minimum Amount ...........................................................      54
         11.6     Indemnification Procedure ................................................      54
         11.7     Resolution of Conflicts; Arbitration .....................................      55
         11.8     Third-Party Claims .......................................................      56

Article XII EARN-OUT ARRANGEMENTS ..........................................................      56
         12.1     Earn-Out Payments; Obligation to Pay Additional Consideration ............      56
         12.2     Definitions ..............................................................      56
         12.3     Preparation of Financial Statements Related to the Business ..............      57
         12.4     Earn-Out Payments ........................................................      57
         12.5     Adjustment of EBITDA .....................................................      58
         12.6     No Carry-Forward .........................................................      58
         12.7     Operations of Buyer ......................................................      59
         12.8     Disputes Relating to Earn-Out Payments ...................................      59

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                PAGE
                                                                                                ----
Article XIII TERMINATION, AMENDMENT AND WAIVER .............................................      59
         13.1     Termination ..............................................................      59
         13.2     Effect of Termination ....................................................      60
         13.3     Amendment ................................................................      60
         13.4     Extension; Waiver ........................................................      60

Article XIV GENERAL PROVISIONS .............................................................      61
         14.1     Notices ..................................................................      61
         14.2     Expenses .................................................................      62
         14.3     Entire Agreement; Assignment .............................................      62
         14.4     Severability .............................................................      62
         14.5     Other Remedies ...........................................................      62
         14.6     Governing Law ............................................................      62
         14.7     No Third Party Beneficiaries .............................................      62
         14.8     Specific Performance .....................................................      63
         14.9     Waiver of Jury Trial .....................................................      63
         14.10    Counterparts .............................................................      63
         14.11    Representation by Counsel ................................................      63

                                INDEX OF EXHIBITS

EXHIBIT    DESCRIPTION
  A        General Assignment and Bill of Sale
  B        Forms of Offer Letter
  C        Form of Legal Opinion
  D        Form of Noncompetition Agreement
  E        Form of Employment Agreement
  F        Form of Registration Rights Agreement
  G        Form of Invention Assignment Agreement

                               INDEX OF SCHEDULES

 SCHEDULE                         DESCRIPTION

 Schedule 1.1(ee)                 Designated Employees
 Schedule 1.1(ff)                 Development Tools
 Schedule 1.1(ccc)                Excluded Assets
 Schedule 1.1(dddd)               Products
 Schedule 1.1(ccccc)              Tangible Assets
 Schedule 1.1(ggggg)              Third Party Technology
 Schedule 1.1(hhhhh)              Third Party Technology Contracts
 Schedule 1.1(iiiii)              Transferred Contracts
 Schedule 1.1(kkkkk)              Transferred Intellectual Property Rights
 Schedule 1.1(lllll)              Transferred Technology
 Schedule 1.1(mmmmm)              Transferred Trademarks
 Schedule 2.1(h)                  Other Assets
 Schedule 2.1(j)                  Transferred Employee Plans
 Schedule 2.6                     Form of Patent Assignment Agreement
 Schedule 2.7                     Form of Trademark Assignment Agreement
 Schedule 2.9(b)                  Accounts Payable
 Schedule 2.9(c)                  Accrued Expenses
 Schedule 2.9(d)                  Liabilities
 Schedule 5.3(a)                  DTI Holdings Stockholders
 Schedule 5.3(b)                  Rights Under Performance Unit Plan
 Schedule 5.4                     Consents
 Schedule 5.5(b)                  Seller Liabilities
 Schedule 5.5(c)                  Seller Financial Statements
 Schedule 5.9(b)                  Excluded Contracts
 Schedule 5.10                    Support and Service Contracts
 Schedule 5.12                    Restrictions on Business Activities
 Schedule 5.13(a)                 Leases
 Schedule 5.14                    Customers
 Schedule 5.15(b)(i)              Registered Intellectual Property Rights
 Schedule 5.15(b)(ii)             Exceptions to Assignment of Registered Intellectual Property Rights
 Schedule 5.15(u)                 Forms of Seller Proprietary Information Agreements; Related Matters
 Schedule 5.15(w)                 Royalties
 Schedule 5.15(z)                 Bugs
 Schedule 5.16                    Litigation
 Schedule 5.21                    Brokers' and Finders' Fees
 Schedule 5.22(a)                 Designated Employee Information
 Schedule 5.22(b)                 Employee Plans
 Schedule 5.24                    Warranties

 SCHEDULE                         DESCRIPTION

 Schedule 5.28                    Affiliate Transactions
 Schedule 8.10                    Registration and Assignment of Patent
 Schedule 8.23                    Retention Bonuses
 Schedule 9.2(e)                  Consents Not Required for Closing
 Schedule 9.2(f)                  Liens to be Released Prior to Closing
 Schedule 9.2(h)                  Individuals Not Signing Offer Letters
 Schedule 9.2(m)                  Individuals Executing Employment and Noncompetition Agreements
 Schedule 9.2(o)                  Individuals Executing Inventory Assignment Agreements
 Schedule 12.2(b)                 2003 Earn-Out Schedule
 Schedule 12.2(d)                 2004 Earn-Out Schedule
 Schedule 12.5(b)                 Inventory Written Off in December 2002

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of March 12, 2003 between PCTEL, Inc., a Delaware corporation ("Parent"), PCTEL Maryland, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Buyer"), DTI Holdings, Inc., a corporation organized under the laws of Delaware ("DTI Holdings"), Dynamic Telecommunications, Inc., a corporation organized under the laws of Maryland and a wholly-owned subsidiary of DTI Holdings ("Seller"), and (solely with respect to Article X hereof) U.S. Bank, N.A. ("Escrow Agent").

                                    RECITALS

      A. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the assets relating to, required for, used in or otherwise constituting the Business (as defined below), in exchange for the assumption of the Assumed Liabilities and the Purchase Price (each as defined below).

      B. Concurrent with the execution and delivery of this Agreement, and as a material inducement to Parent and Buyer to enter into this Agreement, each of the individuals listed on Schedule 9.2(m) hereto shall execute and deliver to Parent and Buyer an Employment Agreement, substantially in the form attached hereto as Exhibit E ("Employment Agreement"), and a Noncompetition Agreement, substantially in the form attached hereto as Exhibit D ("Noncompetition Agreement"), each of which shall be conditioned on and effective upon the Closing.

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      1.1 Capitalized Terms. The following capitalized terms shall have the meanings set forth below:

            (a) "401(K) Termination" shall have the meaning set forth in Section 8.17

            (b) "2003 EBITDA Amount" shall have the meaning set forth in Section 12.2(a).

            (c) "2003 Upside Payment" shall have the meaning set forth in
Section 12.2(b).

            (d) "2004 EBITDA Amount" shall have the meaning set forth in Section 12.2(c).

            (e) "2004 Upside Payment" shall have the meaning set forth in
Section 12.2(d).

            (f) "Acquired Assets" shall have the meaning set forth in Section
2.1.

            (g) "Acquisition Proposal" shall have the meaning set forth in
Section 8.5.

            (h) "Actions or Proceedings" shall have the meaning set forth in
Section 8.21.

            (i) "Agreement" shall have the meaning set forth in the preamble above, together with all exhibits and schedules hereto.

            (j) "Allocation" shall have the meaning set forth in Section
8.22(a).

            (k) "Assumed Liabilities" shall have the meaning set forth in
Section 2.9.

            (l) "Benefits Liabilities" shall have the meaning set forth in
Section 8.16(c).

            (m) "Books and Records" shall mean all papers and records (in paper or electronic format) in the care, custody or control of Seller relating to the Business including, without limitation, all purchasing and sales records, customer and vendor lists, accounting and financial records, Product documentation, Product specifications, marketing requirement documents and software release orders.

            (n) "Business" shall mean all of the operations, activities, services and Products of Seller (but shall not include the activities of Seller that relate exclusively to the Excluded Assets).

            (o) "Buyer" shall have the meaning set forth in the preamble above, together with all exhibits and schedules hereto.

            (p) "Catch-Up Payment" shall have the meaning set forth in Section 12.2(e).

            (q) "Chemical Substance" shall mean any chemical substance which is identified or regulated under any Environmental Law or Safety Law, including, but not limited to, any: (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag or construction debris; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste; (iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl; (vi) chlorofluorocarbons; and (vii) any other similarly regulated substance, material or waste.

            (r) "Closing" shall have the meaning set forth in Section 3.1.

            (s) "Closing Cash Payment" shall mean $8,000,000.00.

            (t) "Closing Date" shall have the meaning set forth in Section 3.1.

            (u) "Closing Date Assets Shortfall" shall mean $1,674,500.00 less the difference of (i) the Selected Balance Sheet Assets minus (ii) the Selected Balance Sheet Liabilities; provided, however, that if the Closing Date Assets Shortfall would otherwise be less than $0.00, the Closing Date Assets Shortfall shall be deemed to equal $0.00, and provided further, that the Closing Date

Assets Shortfall shall not exceed $1,000,000.00 (the parties agree that any Liabilities that would otherwise cause the Closing Date Assets Shortfall to exceed $1,000,000.00 shall be Excluded Liabilities, in accordance with the provisions of Section 2.9).

            (v) "Closing Date Assets Surplus" shall mean 50% of the amount by which (i) the Selected Balance Sheet Assets minus (ii) the Selected Balance Sheet Liabilities exceeds $1,674,500.00.

            (w) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

            (x) "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

            (y) "Collateral Agreements" shall have the meaning set forth in
Section 2.3.

            (z) "Conflict" shall mean any event that would constitute a conflict, breach, violation or default (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit.

            (aa) "Contract" shall mean any written mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license.

            (bb) "Customer Information" shall have the meaning set forth in
Section 5.13(f).

            (cc) "Deferred Revenue Accrual" shall have the meaning set forth in
Section 5.10.

            (dd) "Derivative Work" shall have the meaning ascribed to it under the United States Copyright Law, Title 17 U.S.C. Sec. 101 et. seq., as the same may be amended from time to time.

            (ee) "Designated Employees" shall mean those employees of Seller listed on Schedule 1.1(ee) hereto.

            (ff) "Development Tools" shall mean development software, development documentation, compilers, interpreters, system build software, test suites, testing tools and documentation, support tools, revision control systems and environments and other materials used in or necessary to the use, development, testing, maintenance, support, modification or implementation of the Products or other development activities of the Business, including the Software listed on Schedule 1.1(ff).

            (gg) "DTI Holdings" shall have the meaning set forth in the preamble above, together with all exhibits and schedules hereto.

            (hh) "DTI Holdings Charter Documents" shall have the meaning set forth in Section 5.1(b).

            (ii) "Earn-Out Payment Date" shall have the meaning set forth in
Section 12.4(a) below.

            (jj) "Earn-Out Payments" shall have the meaning set forth in Section 12.2(f).

            (kk) "Earn-Out Shares" shall have the meaning set forth in Section 12.4(b)(ii).

            (ll) "EBITDA" shall have the meaning set forth in Section 12.2(g).

            (mm) "EBITDA Adjustment Limit" shall have the meaning set forth in
Section 11.3.

            (nn) "Employee" shall mean any current or former or retired employee, consultant or director of Seller or any ERISA Affiliate.

            (oo) "Employee Contract" shall mean each written management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between any Employee and Seller, any ERISA Affiliate, Paul Kline or Larry Swift.

            (pp) "Employee Liabilities" shall have the meaning set forth in
Section 5.5(b).

            (qq) "Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by Seller, any ERISA Affiliate, Paul Kline or Larry Swift for the benefit of any Employee, or with respect to which Seller, any ERISA Affiliate, Paul Kline or Larry Swift has or may have any Liability to any Employee.

            (rr) "Employment Agreement" shall have the meaning set forth in Recital B.

            (ss) "Environment" shall mean real property and any improvements thereon, and also includes, but is not limited to, ambient air, surface water, drinking water, groundwater, land surface, subsurface strata and water body sediments.

            (tt) "Environmental Laws" shall mean any applicable law, regulation or legal requirement relating to pollution or protection or cleanup of the Environment, including, without limitation, (i) all laws, regulations, codes of practice and other similar controls issued by any Governmental Entity; and (ii) any other law or legal requirement, as now in effect, relating to (A) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance; (B) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Chemical Substance; (C) exposure of persons, including employees, to any Chemical Substance; or (D) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance.

            (uu) "Environmental Liabilities or Costs" shall mean all losses incurred: (i) that are required by a governmental agency or third party in order to comply with any Environmental Law or Environmental Permit; (ii) that are required by a governmental agency or third party as a result of a Release of any Chemical Substance; or (iii) that are required by a governmental agency or third party as a result of any environmental conditions present at, created by or arising out of the past or present operations of Seller through the date hereof.

            (vv) "Environmental Permit" shall mean any Permit or authorization from any governmental authority required under, issued pursuant to, or authorized by any Environmental Law.

            (ww) "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

            (xx) "Escrow Agent" shall have the meaning set forth in the preamble above, together with all exhibits and schedules hereto.

            (yy) "Escrow Amount" shall mean $2,000,000.00 (including the Holdback Amount), subject to adjustment as provided in Section 10.3 and Section
11.3 hereof.

            (zz) "Escrow Fund" shall have the meaning set forth in Section 10.1.

            (aaa) "Escrow Period" shall have the meaning set forth in Section 10.2.

            (bbb) "ERISA Affiliate" shall mean each other person or entity under common control with Seller within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder.

            (ccc) "Excluded Assets" shall mean those assets listed on Schedule 1.1(ccc).

            (ddd) "Excluded Contracts" shall have the meaning set forth in
Section 5.9.

            (eee) "Excluded Liabilities" shall have the meaning set forth in
Section 2.4.

            (fff) "Extremely Hazardous Substance" shall have the meaning set forth in Section 302 of the United States Emergency Planning and Community Right-to-Know Act of 1986, as amended.

            (ggg) "Final Allocation" shall have the meaning set forth in Section 8.22(a).

            (hhh) "GAAP" shall mean United States generally accepted accounting principles.

            (iii) "General Assignment" shall have the meaning set forth in
Section 2.3.

            (jjj) "Governmental Entity" shall mean any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission.

            (kkk) "Holdback Amount" shall mean $1,000,000.00, and will constitute part of the Escrow Amount.

            (lll) "Holdback Instruction Date" shall have the meaning set forth in Section 10.3(a).

            (mmm) "Intellectual Property Rights" shall mean any or all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (collectively, "Patents"); (ii) all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets, proprietary information, know how and technology (collectively, "Trade Secrets"); (iii) all works of authorship, copyrights, mask works, copyright and mask work registrations and applications, including moral rights ("Copyrights"); (iv) all trade names, logos, trademarks and service marks; trademark and service mark registrations and applications (collectively, "Trademarks"); (v) all databases and data collections (including knowledge databases, customer lists and customer databases); (vi) all rights in Software and documentation; (vii) rights to Uniform Resource Locators, Web site addresses and domain names; (viii) any similar, corresponding or equivalent rights to any of the foregoing; and (ix) all goodwill associated with any of the foregoing.

            (nnn) "International Employee Plan" shall mean each Employee Plan that has been adopted or maintained by Seller or any ERISA Affiliate, whether informally or formally, or with respect to which Seller or any ERISA Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States.

            (ooo) "IRS" shall mean the United States Internal Revenue Service.

            (ppp) "Liability" shall mean any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

            (qqq) "Licensable" shall have the meaning set forth in Section 4.1.

            (rrr) "Lien" shall mean any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

            (sss) "Loss" and "Losses" shall have the meanings set forth in
Section 11.2.

            (ttt) "Material Adverse Effect" shall mean any (i) change, event or effect that is materially adverse to the Business, Products and Acquired Assets, taken together as a whole or (ii) circumstance, change or event that materially impairs Parent's or Buyer's ability to make, use, sell, license, distribute, market, build, modify, debug and operate the Products in substantially the same manner as Seller prior to the date of this Agreement.

            (uuu) "M&A Qualified Beneficiaries" shall have the meaning set forth in Section 8.16(b).

            (vvv) "Noncompetition Agreement" shall have the meaning set forth in Recital B.

            (www) "Object Code" shall mean computer software, substantially or entirely in binary form, which is intended to be directly executable by a computer after suitable processing and linking but without the intervening steps of compilation or assembly.

            (xxx) "Offer Letter" shall have the meaning set forth in Section 8.16(a).

            (yyy) "Officer's Certificate" shall have the meaning set forth in
Section 11.6.

            (zzz) "Ordinary Course of Business" shall mean the ordinary course of business, consistent with past practice (including with respect to quantity and frequency).

            (aaaa) "Parent" shall have the meaning set forth in the preamble above, together with all exhibits and schedules hereto.

            (bbbb) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group of any of the foregoing.

            (cccc) "Plan" shall have the meaning set forth in Section 8.17.

            (dddd) "Products" shall mean any and all products of Seller, including: (i) those listed on Schedule 1.1(dddd) and those under development;
(ii) all designs, packaging, displays, and documentation associated with or related to any of the foregoing; (iii) all versions of any of the foregoing, including prior releases, alpha and beta test versions, new versions or portions thereof currently under development or proposed to be developed; (iv) all Software and works of authorship with respect to which any of the foregoing would constitute a Derivative Work; and (v) all documentation and training materials related to any of the foregoing.

            (eeee) "Purchase Price" shall mean the sum of (i) the Closing Cash Payment; (ii) the Escrow Amount distributed to Seller pursuant to Article X hereof; (iii) the Closing Date Assets Surplus (if any); and (iv) any Earn-Out Payments to which Seller is entitled pursuant to Article XII hereof.

            (ffff) "PTO" shall mean the United States Patent and Trademark
Office.

            (gggg) "Registration Rights Agreement" shall have the meaning set forth in Section 7.4 below.

            (hhhh) "Registered Intellectual Property Rights" shall mean all United States, international and foreign: (i) Patents and Patent applications (including provisional applications); (ii) registered Trademarks and applications for Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) registered Copyrights and applications for Copyrights; (iv) domain name registrations; and (v) any other Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued, filed with or recorded by any Governmental Entity.

            (iiii) "Release" shall mean any actual or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Chemical Substance or Extremely Hazardous Substance into the Environment that would cause an Environmental Liability or Costs (including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

            (jjjj) "Retention Bonuses" shall have the meaning set forth in
Section 8.23.

            (kkkk) "SEC" means the Securities and Exchange Commission.

            (llll) "Selected Balance Sheet Assets" shall mean the book value of the following assets of Seller as set forth on the Seller 3/31/03 Balance Sheet (each of which shall be an Acquired Asset):

                  (i) Accounts receivable;

                  (ii) Inventory;

                  (iii) Prepaid expenses;

                  (iv) Plant, property and equipment; and

                  (v) Deposits.

            (mmmm) "Selected Balance Sheet Liabilities" shall mean the book value of the following Liabilities of Seller as set forth on the Seller 3/31/03 Balance Sheet (each of which shall be an Assumed Liability):

                  (i) Accounts payable listed on Schedule 2.9(b);

                  (ii) Accrued expenses listed on Schedule 2.9(c);

                  (iii) Operating leases (which are listed as Transferred Contracts and are identified as operating leases on Schedule 1.1(iiiii); and

                  (iv) Any other current Liabilities listed on Schedule 2.9(d).

            (nnnn) "Seller" shall have the meaning set forth in the preamble above.

            (oooo) "Seller 3/31/03 Balance Sheet" shall have the meaning set forth in Section 5.5(d)(i).

            (pppp) "Seller Balance Sheet" shall have the meaning set forth in
Section 5.5(a).

            (qqqq) "Seller Charter Documents" shall have the meaning set forth in Section 5.1(b).

            (rrrr) "Seller Closing Balance Sheet" shall have the meaning set forth in Section 5.5(d)(i).

            (ssss) "Seller Closing Financial Statements" shall have the meaning set forth in Section 5.5(d)(i).

            (tttt) "Seller Disclosure Schedule" shall have the meaning set forth in the preamble to Article V.

            (uuuu) "Seller Financial Statements" shall have the meaning set forth in Section 5.5(a).

            (vvvv) "Seller's Counsel" shall mean Lerch, Early & Brewer,
Chartered.

            (wwww) "Selling Group" shall have the meaning set forth in Section 8.16(b).

            (xxxx) "Service Provider" shall have the meaning set forth in
Section 8.17.

            (yyyy) "Software" shall mean any and all computer software and code, including assemblers, applets, compilers, Source Code, Object Code, data (including image and sound data), Development Tools, design tools and user interfaces, in any form or format, however fixed. Software shall include Source Code listings and documentation.

            (zzzz) "Source Code" shall mean computer software and code, in form other than Object Code form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form.

            (aaaaa) "Standard Product Licensing Agreement" shall have the meaning set forth in Section 5.24.

            (bbbbb) "Subsidiary" shall mean, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

            (ccccc) "Tangible Assets" shall mean the tangible assets (including Products and Technology) included with the Acquired Assets, including the tangible assets listed on Schedule 1.1(ccccc).

            (ddddd) "Tax" or "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments, and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 1.1(rrrr) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this Section 1.1(rrrr) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (eeeee) "Tax Return" shall mean any federal, state, local or foreign return, estimate, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            (fffff) "Technology" shall mean all technology, technical and business information and all tangible embodiments of Intellectual Property Rights, including Software, Development Tools, systems, files, records, databases, drawings, artwork, designs, displays, audio-visual works, devices, hardware, apparatuses, documentation, manuals, specifications, flow charts, web pages, customer lists, electronic and other data, and other tangible embodiments of, or materials describing or disclosing, technical or business data, concepts, know-how, show-how, techniques, Trade Secrets, inventions (whether patentable or unpatentable), algorithms, formulae, processes, routines, databases, works of authorship and the like.

            (ggggg) "Third Party Technology" shall mean any Technology or Intellectual Property Rights of a third party or in the public domain, including open source, public source or freeware Technology or any modification or Derivative Work thereof, including any version of any Software licensed pursuant to any GNU general public license or limited general public license that was used in, incorporated into, integrated or bundled with any Technology or Intellectual Property Rights that has been, or is proposed to be, used or otherwise exploited by Seller for or in connection with the Business or that is otherwise reasonably required in order for Buyer to use the Acquired Assets or to carry on the Business following the Closing, as listed in Schedule 1.1(ggggg).

            (hhhhh) "Third Party Technology Contracts" shall mean all of the Contracts, listed on Schedule 1.1(hhhhh), pursuant to which Seller acquired access or rights to any Third Party Technology.

            (iiiii) "Transferred Contracts" shall mean those Contracts listed on
Schedule 1.1(iiiii).

            (jjjjj) "Transferred Employee Plans" shall have the meaning set forth in Section 2.1(j).

            (kkkkk) "Transferred Intellectual Property Rights" shall mean all Intellectual Property Rights owned by Seller or that Seller has the right or authority to transfer (other than Intellectual Property Rights related exclusively to an Excluded Asset) including: (i) Intellectual Property Rights embodied by, or which would be infringed by the making, using, offering for sale, selling, importing, copying, modifying, distributing or other exploitation of, the Products, the Transferred Technology or operation of the Business, including all Copyrights embodied by the Products; (ii) the Transferred Trademarks; (iii) Intellectual Property Rights used in, or necessary for, the operation of the Business; and (iv) Intellectual Property Rights listed or described in Schedule 1.1(kkkkk).

            (lllll) "Transferred Technology" shall mean all Technology owned by Seller or that Seller has the right or authority to transfer (other than Technology related exclusively to an Excluded Asset), including the Technology constituting the Products and the Web Content, and including all Technology listed on Schedule 1.1(lllll). To the extent that any Software constitutes Transferred Technology, all versions and releases of such Software, and Software from which such Software was derived, in both Source Code and Object Code form, shall be included as Transferred Technology.

            (mmmmm) "Transferred Trademarks" shall mean all registered and common law Trademarks of Seller in any jurisdiction in the world associated with the Products or Business, including the Product names and the Trademarks listed on Schedule 1.1(mmmmm).

            (nnnnn) "Transfer Taxes" shall have the meaning set forth in Section 8.22(b).

            (ooooo) "Update Schedules" shall mean have the meaning set forth in
Section 8.13.

            (ppppp) "WARN" shall have the meaning set forth in Section 5.15(m).

            (qqqqq) "Web Content" shall mean all content owned that is related to the Business and displayed or available on Seller's world wide web site at Uniform Resource Locator www.dynatele.com, www.dynamictelecommunications.com and celldar.com as of the date hereof and any additional content that may be displayed or made available between the date hereof and the Closing Date.

      1.2 Construction.

            (a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

            (b) As used in this Agreement, the words "include" and "including" and variations thereof will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation."

            (c) Except as otherwise indicated, all references in this Agreement to "Articles," "Schedules," "Sections" and "Exhibits" are intended to refer to Articles, Schedules, Sections and Exhibits to this Agreement.

            (d) The headings in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement.

            (e) For purposes of this Agreement, the phrase "the knowledge of each of DTI Holdings and Seller," or any similar phrase, shall mean the actual knowledge of (i) Paul A. Kline, (ii) Lawrence W. Swift or (iii) Sergey Dickey.

            (f) For purposes of this Agreement, the phrase "the knowledge of Parent" or any similar phrase, shall mean the actual knowledge of (i) Marty Singer, (ii) John Schoen, (iii) Varda Goldman or (iv) Les Sgnilek.

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

      2.1 Purchase and Sale of Assets. On the Closing Date and subject to the terms and conditions set forth in this Agreement, Seller will sell, convey, transfer and assign to Buyer, and Buyer will purchase from Seller all of Seller's right, title and interest in and to all of the assets, rights and properties relating to, required for, used in or otherwise constituting the Business, free and clear of any and all Liens (collectively, the "Acquired Assets"), including the following:

            (a) the Tangible Assets;

            (b) the Transferred Intellectual Property Rights (other than the Transferred Trademarks);

            (c) the Transferred Trademarks and all goodwill of the Business appurtenant thereto;

            (d) the Transferred Technology;

            (e) all rights of Seller under the Transferred Contracts;

            (f) the Books and Records;

            (g) all Web Content;

            (h) any other assets, tangible or intangible, or rights of Seller related to the Business and the Products (with the exception of the Excluded Assets), including those assets listed on Schedule 2.1(h);

            (i) all rights to recover past, present and future damages for the breach, infringement or misappropriation, as the case may be, of any of the foregoing; and

            (j) the Employee Plans listed on Schedule 2.1(j) (collectively, the "Transferred Employee Plans").

      2.2 Delivery of Acquired Assets.

            (a) On the Closing, Seller shall, at Seller's sole cost, in the manner and form, and to the locations, reasonably specified by Buyer, (i) deliver to Buyer or other entity designated by Buyer, all of the Acquired Assets, (ii) fully disclose to Parent and Buyer all Technology in the Business and the Acquired Assets and (iii) in the case of the Transferred Intellectual Property Rights or other intangible assets, deliver such instruments as are necessary or desirable to document and to transfer title to such assets from Seller to Buyer in accordance with Section 2.3 below. Without limiting the foregoing, all Software included in the Transferred Technology shall, at Parent or Buyer's request, be delivered to Buyer by electronic means.

            (b) To the extent that Buyer cannot be granted possession by Seller in respect of certain Acquired Assets as of the Closing, those Acquired Assets shall be held by Seller for and on behalf of Buyer until such time as Buyer or its designee is granted possession thereof and during such period Seller shall bear all risk of loss with respect to such Acquired Assets.

      2.3 Assignments. Without limiting the foregoing, at the Closing, Seller shall deliver to Buyer, duly executed by Seller: (a) a General Assignment and Bill of Sale substantially in the form of Exhibit A hereto (the "General Assignment"); (b) assignments of the Transferred Intellectual Property Rights in forms reasonably acceptable to Buyer and Seller and otherwise suitable for filing in all relevant jurisdictions and the United States and foreign patent and trademark offices, including the copyright registrations and assignments required pursuant to Section 2.5, the patent assignments required pursuant to
Section 2.6 and the trademark assignments required pursuant to Section 2.7; and
(c) subject to Section 2.9(a), such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Buyer's counsel and Seller's counsel, as shall be effective to vest in Buyer good and valid title in and to the Acquired Assets (the General Assignment and the other instruments referred to in clauses (a), (b) and (c) being collectively referred to herein as the "Collateral Agreements").

      2.4 Liabilities Not Assumed. Other than the Assumed Liabilities, Buyer shall not assume by virtue of this Agreement, and shall have no liability or obligation for, any Liability of Seller (the "Excluded Liabilities").

      2.5 Transfer of Product Software Copyrights. For each work of authorship included in the Acquired Assets for which Seller has filed a copyright application with a Government Entity or received a copyright registration from a Government Entity, Seller shall deliver to Buyer at Closing an assignment in form reasonably acceptable to Buyer and Seller to record the transfer of such copyright to Buyer in the applicable Government Entity. If Seller has not registered the copyright in a Product prior to the Closing Date, Seller shall cooperate with Buyer after the Closing to prepare an application, in a form reasonably acceptable to Buyer, to register such copyright in each Product with the appropriate Government Entity. Each such application shall include the required extracts of the Product for such application and shall specify Buyer (or such other entity designated by Buyer in its sole discretion) as the owner by assignment of such copyright.

      2.6 Transfer of Patents. For each of Seller's Patents, Seller shall deliver to Buyer at Closing an assignment in form reasonably acceptable to Buyer and Seller to evidence the transfer of Seller's rights in such Patents to Buyer. Such assignment shall specify Buyer (or such other entity designated by Buyer in its sole discretion) as the owner by assignment of such Patents. A form of patent assignment agreement acceptable to Buyer and Seller is attached hereto as
Schedule 2.6.

      2.7 Transfer of Trademarks. For each of Seller's Trademarks, Seller shall deliver to Buyer at Closing an assignment in form reasonably acceptable to Buyer and Seller to evidence the transfer of Seller's rights in such Trademarks to Buyer. Such assignment shall specify Buyer (or such other entity designated by Buyer in its sole discretion) as the owner by assignment of such Trademarks. A form of trademark assignment agreement acceptable to Buyer and Seller is attached hereto as Schedule 2.7.

      2.8 Transferred Contracts. On or prior to the Closing, Seller shall deliver to Buyer copies of all of the Transferred Contracts not previously delivered to Buyer, if any.

      2.9 Assumed Liabilities. As of the Closing, Buyer hereby agrees to assume the following, and only the following obligations of Seller (collectively, the "Assumed Liabilities"):

            (a) the executory obligations of Seller under the Transferred Contracts, in each case solely on a going-forward basis from and after the Closing Date (including the operating leases identified as such on Schedule 1.1(iiiii)), provided, however, Buyer shall not have any obligation pursuant to any Transferred Contract that by its terms or under applicable law requires, prior to assignment, a consent to assignment unless a written consent thereto has been obtained on or prior to the Closing Date; and

            (b) the accounts payable listed on Schedule 2.9(b) hereto;

            (c) the accrued expenses listed on Schedule 2.9(c); and

            (d) the Liabilities listed specifically on Schedule 2.9(d).

Contemporaneously with the delivery by Seller of the Seller Closing Financial Statements, in accordance with Section 8.14 below, Seller shall deliver updates of Schedule 2.9(b), Schedule 2.9(c) and Schedule 2.9(d) (which shall be based on the Seller 3/31/03 Balance Sheet); provided, however, that to the extent the Closing Date Assets Shortfall would exceed $1,000,000.00 as a result of such updated schedules, Parent and Buyer shall select which Liabilities listed on the updated Schedule 2.9(b), Schedule 2.9(c) or Schedule 2.9(d) that were not listed on Schedule 2.9(b), Schedule 2.9(c) or Schedule 2.9(d) as of the date of this Agreement shall be Assumed Liabilities hereunder (such that the Closing Date Assets Shortfall shall equal $1,000,000.00). All Liabilities not so assumed shall be Excluded Liabilities.

With respect to each contract not assigned to Buyer that would have been acquired by Buyer pursuant to Section 2.1 but for the failure to obtain a required consent, Buyer and Seller shall use commercially reasonable efforts to obtain the consents of all required parties to the assignment of such contract(s). Such contract(s) shall be promptly assigned by Seller to Buyer after receipt of such consents after the Closing Date and thereafter shall be deemed to be an Assumed Liability hereunder as if such consent had been obtained prior to the Closing Date. Notwithstanding the absence of any such consent, the Buyer shall be entitled to the benefits of such contract(s) accruing after the Closing Date to the extent that Seller may provide Buyer with such benefits without violating the terms of such contract(s), and Buyer agrees to perform at its sole expense all of the obligations of Seller to be performed under such contract(s) from the Closing Date until such time as Buyer reasonably determines that such consents cannot be obtained, after which time Buyer shall have no further obligation with respect to the performance of such contract(s).

                                  ARTICLE III

                           CLOSING AND PURCHASE PRICE

      3.1 Closing. The closing of the transactions contemplated by this Agreement and the Collateral Agreements (the "Closing") will take place at the offices of Parent, in Chicago, Illinois commencing at 12:00 p.m., local time, two business days following the satisfaction or written waiver of the last of the conditions of Closing as set forth in Article IX hereof, or on such other date as the parties may mutually determine (the "Closing Date").

      3.2 Consideration. The Purchase Price shall be payable as follows:

            (a) The Closing Cash Payment shall be payable by Buyer to Seller at Closing by wire transfer in accordance with written instructions delivered by Seller to Buyer at least two business days prior to Closing;

            (b) The Escrow Amount shall be deposited with the Escrow Agent at Closing, and any distributions of out of the Escrow Fund shall be made in accordance with Article X hereof;

            (c) The Closing Date Assets Surplus (if any) shall be paid in accordance with Section 8.15 hereof; and

            (d) Any Earn-Out Payments to which Seller is entitled pursuant to
Article XII hereof shall be paid in accordance with Section 12.4 hereof.

                                   ARTICLE IV

                                LICENSE TO BUYER

      4.1 Trade Secret License. It is understood that for Trade Secrets that are included in the Business and the Acquired Assets, ownership of such Trade Secrets shall be assigned to Buyer and shall be considered confidential information of Buyer and subject to the provisions of Section 8.3 hereof and not confidential information of Seller. Buyer shall have the right to use, disclose and otherwise exploit such Trade Secrets in its sole discretion and Seller and its affiliates shall refrain from doing so in perpetuity. Notwithstanding the above, and without limiting anything set forth herein, including Seller's ownership of its Trade Secrets, effective as of the Closing, Seller hereby grants to Buyer, an exclusive, royalty-free, fully-paid, worldwide, perpetual, irrevocable, non-terminable, transferable right and license to use all Trade Secrets Licensable by Seller that are in the possession of or known to the Designated Employees and that (a) are used in or necessary to the operation of the Business and (b) are not Acquired Assets. For purposes of this Agreement, "Licensable" means owned by Seller or for which Seller has the right or authority to license to Buyer within the scope set forth above. As of the Closing, Seller shall deliver to Buyer all copies and embodiments of documents, electronic files and other objects embodying such Trade Secrets, without retaining any copies or embodiments thereof. Seller agrees to certify compliance with such delivery if requested by Buyer.

      4.2 Bankruptcy. All licenses granted to Buyer under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses to rights of "Intellectual Property Rights" as defined thereunder. Notwithstanding any provision contained herein to the contrary, if Seller is under any proceeding under the Bankruptcy Code and the trustee in bankruptcy of Seller, or Seller, as a debtor in possession, rightfully elects to reject the licenses granted to Buyer under this Agreement, Buyer may, pursuant to 11 U.S.C. Section 365(n)(1) and (2), retain any and all of Buyer's rights under such licenses, to the maximum extent permitted by law, otherwise subject to the terms of this Agreement.

                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF DTI HOLDINGS AND SELLER

      DTI Holdings and Seller hereby jointly and severally represent and warrant to Parent and Buyer, subject to the specific exceptions disclosed in the disclosure letter and schedules thereto (each referencing or cross-referencing the appropriate Section and paragraph numbers of this Article V as to which an exception exists) delivered by DTI Holdings and Seller to Parent and Buyer, and dated as of the date hereof (the "Seller Disclosure Schedule"), as follows:

      5.1 Organization.

            (a) DTI Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Each of DTI Holdings and

Seller has the power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and is duly qualified or licensed to do business, to perform its obligations under all Contracts by which it is bound and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

            (b) DTI Holdings and Seller have made available to Parent and Buyer a true and correct copy of the Certificate of Incorporation (including any Certificate of Designations) and Bylaws of DTI Holdings and Seller, as the case may be, each as amended through the date hereof (the "DTI Holdings Charter Documents" and "Seller Charter Documents," respectively), and each such instrument is in full force and effect. DTI Holdings is not in violation of any of the provisions of the DTI Charter Documents, and Seller is not in violation of any of the provisions of the Seller Charter Documents. There are no proposed amendments to the DTI Charter Documents or the Seller Charter Documents. The operations now being conducted by Seller relating to the Business, Products or the Acquired Assets have not now and have never been conducted under any other name.

            (c) Seller is a wholly-owned subsidiary of DTI Holdings. DTI Holdings has no assets or property other than the shares of capital stock of Seller it holds. The shares of Seller capital stock as of the date of this Agreement and the Closing Date have not been mortgaged, pledged or otherwise encumbered. DTI Holdings has no Subsidiaries other than Seller.

            (d) Seller has no Subsidiaries.

      5.2 Authority. Each of DTI Holdings and Seller has all requisite corporate power and authority to enter into this Agreement, the Collateral Agreements and the Registration Rights Agreement required to be executed by it and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of DTI Holdings and Seller, and, except for approval by the stockholders of DTI Holdings, no further action is required on the part of DTI Holdings or Seller or any of their respective stockholders to approve the Agreement and the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been unanimously approved by the Board of Directors of each of DTI Holdings and Seller. This Agreement has been duly executed and delivered by each of DTI Holdings and Seller and constitutes a valid and binding obligation of each of DTI Holdings and Seller, enforceable against each of DTI Holdings and Seller in accordance with its terms.

      5.3 Capital Stock.

            (a) The authorized capital stock of DTI Holdings consists of 400,000 shares of Common Stock, of which 196,436 are issued and outstanding. Schedule 5.3(a) separately sets forth (i) each Stockholder's name and (ii) the number of shares of Common Stock held by such Stockholder. The issued and outstanding shares of DTI Holdings capital stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no other options, warrants or rights of conversion or other rights, agreements, arrangements or commitments obligating DTI Holdings to issue, sell, deliver or transfer any of its shares of capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to DTI Holdings. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the capital stock of DTI Holdings.

            (b) The authorized capital stock of Seller consists of 5,000,000 shares of Common Stock, of which 1,964,360 shares are issued and outstanding and held by DTI Holdings. The issued and outstanding shares of Seller capital stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. Except as set forth on Schedule 5.3(b), there are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments obligating Seller to issue, sell, deliver or transfer any of its shares of capital stock.
Schedule 5.3(b) separately sets forth (i) the name of each individual with such rights, agreements, arrangements or commitments, and (ii) a description of the rights, agreements, arrangements or commitments held by such individual. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to Seller. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the capital stock of Seller.

      5.4 Conflict. The execution and delivery of this Agreement by DTI Holdings and Seller does not and the execution and delivery of the Collateral Agreements and the Registration Rights Agreement and the performance of this Agreement, the Collateral Agreements and the Registration Rights Agreement by DTI Holdings and Seller will not, (a) conflict with or violate the DTI Charter Documents or the Seller Charter Documents, (b) subject to obtaining the approval of this Agreement and the transactions contemplated hereby by DTI Holdings' stockholders as contemplated in Section 8.12, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to DTI Holdings or Seller or by which any of its properties is bound or affected, or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of Seller or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Acquired Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession or other instrument or obligation to which Seller is a party or by which the Business, Products or the Acquired Assets are bound or affected.
Schedule 5.4 lists all consents, waivers and approvals under any of Seller's Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a loss of benefits to Buyer as a result of the transactions contemplated hereby.

      5.5 Seller Financial Statements.

            (a) (i) The audited statement of income of Seller for the fiscal year ended December 31, 2002, (ii) the audited balance sheet of Seller at December 31, 2002, (iii) and the audited statement of cash flows of Seller for fiscal year ended December 31, 2002 are each complete and correct in all material respects, have been prepared in accordance with GAAP on a consistent basis throughout the periods indicated, and fairly present the financial position of Seller as of the respective dates and for the respective periods indicated. Seller's audited balance sheet as of December 31, 2002 is hereinafter referred to as the "Seller Balance Sheet" and all such financial statements are hereinafter collectively referred to as the "Seller Financial Statements."

            (b) Seller has no material Liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other which has not been reflected in the Seller Balance Sheet; Schedule 5.5(b) separately identifies (i) each Liability of Seller to any Employee ("Employee Liabilities") greater than $1,000 and (ii) each Liability of Seller greater than $5,000, whether or not such Liabilities have been reflected on the Seller Balance Sheet.

            (c) A true and correct copy of the Seller Financial Statements is attached to the Seller Disclosure Schedule as Schedule 5.5(c).

            (d) When delivered as contemplated by Section 8.14,

                  (i) (A) the audited statement of income of Seller for the period beginning January 1, 2003 and ending on the Closing Date, (B) the audited balance sheet of Seller as of the Closing Date, (C) the unaudited balance sheet of Buyer as of March 31, 2003 and (D) the audited statement of cash flows of Seller for the period beginning on January 1, 2003 and ending on the Closing Date will each be complete and correct in all material respects, will have been prepared in accordance with GAAP on a consistent basis throughout the periods indicated, and will fairly present the financial position of Seller as of the respective dates and for the respective periods indicated. Seller's audited balance sheet as of the Closing Date is hereinafter referred to as the "Seller Closing Balance Sheet," Buyer's unaudited balance sheet as of March 31, 2003 is hereinafter referred to as the "Seller 3/31/03 Balance Sheet," and all such financial statements are hereinafter collectively referred to as the "Seller Closing Financial Statements"; and

                  (ii) Seller will have no Liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other which has not been reflected in the Seller Closing Balance Sheet.

      5.6 Indebtedness; Guaranties. Neither DTI Holdings nor Seller has any indebtedness for money borrowed or for the deferred purchase price of property or services, capital lease obligations, conditional sale or other title retention agreements relating to the Business, any Product or any of the Acquired Assets. Neither DTI Holdings nor Seller is a guarantor or otherwise liable for any Liability or obligation of any other person or entity for any matter which relates to or affects or will affect the Business, any Product or the Acquired Assets.

      5.7 Absence of Changes. Since the date of the Seller Balance Sheet and except as contemplated by this Agreement, Seller has conducted its business only in the Ordinary Course of Business and, without limiting the generality of the foregoing:

            (a) There have been no events or changes in the condition (financial or otherwise), business, net worth, assets, operations, obligations or liabilities of Seller which, in the aggregate, have had or may be reasonably expected to have a Material Adverse Effect;

            (b) Seller has not mortgaged, pledged or otherwise encumbered any of the Acquired Assets;

            (c) Seller has not sold, assigned, licensed, leased, transferred or conveyed, or committed itself to sell, assign, license, lease, transfer or convey, any of the Acquired Assets;

            (d) There has been no destruction of, damage to or loss of any of the Acquired Assets;

            (e) Seller has not accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) involving the Business;

            (f) Seller has not delayed or postponed the payment of material accounts payable and other Liabilities relating to the Business;

            (g) Seller has not cancelled, compromised, waived or released any right or claim (or series of related rights and claims) relating to the Business;

            (h) Seller has not entered into any capital commitments in relation to any of the Acquired Assets or the Business;

            (i) There has been no agreement by DTI Holdings or Seller, or any employees, agents or affiliates of DTI Holdings or Seller, to do any of the things described in the preceding clauses (a) through (h) (other than negotiations with Parent and Buyer and their representatives regarding the transactions contemplated by this Agreement);

            (j) No litigation has been commenced or threatened and to the knowledge of each of DTI Holdings and Seller, no reasonable basis exists for any litigation, proceeding or investigation against DTI Holdings or Seller, any officer or director of DTI Holdings or Seller or their affairs or any Designated Employee related to the Business, the Products or the Acquired Assets;

            (k) To the knowledge of each of DTI Holdings and Seller, there has been no notice of any claim or potential claim of ownership by any Person other than Seller of the Transferred Technology or the Transferred Intellectual Property Rights, or of infringement by the Business of any other Person's Intellectual Property Rights; and

            (l) Neither DTI Holdings nor Seller has received written notice of any claim or potential claim, and to the knowledge of each of DTI Holdings and Seller, no basis exists for any claim or potential claim that Seller has infringed the Intellectual Property rights of any person or entity.

      5.8 Legal and Other Compliance. Each of DTI Holdings and Seller is in full compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof). No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or, to the knowledge of each of DTI Holdings and Seller threatened against DTI Holdings or Seller alleging any failure so to comply, nor, to the knowledge of each of DTI Holdings and Seller is there any reasonable basis therefor.

      5.9 Transferred Contracts.

            (a) None of DTI Holdings, Seller, any ERISA Affiliate, Paul Kline or Larry Swift is a party to any unwritten commitment, understanding, contract, covenant or agreement with any third party (including any Designated Employee), including with respect to any matter related to the Business, Acquired Assets, Products, Transferred Intellectual Property Rights, Transferred Technologies, Transferred Contracts, Employee Plans, Designated Employee compensation arrangements or employment arrangements.

            (b) Except as listed in Schedule 5.9(b) (the "Excluded Contracts"), the Transferred Contracts listed on Schedule 1.1(iiiii) are all of the Contracts between Seller and any third party related to, or necessary for, the operation of the Business, and true and complete copies of all such Contracts have been delivered to Buyer. All Contracts involving, related to or necessary for the Business and any other business, unit, division or Subsidiary of Seller are listed in either Schedule 1.1(iiiii) (Transferred Contracts) or Schedule 5.9(b) (Excluded Contracts) and complete copies of all such Contracts have been delivered to Buyer.

            (c) Each Transferred Contract is in full force and effect and Seller is not subject to any default thereunder, nor, to the knowledge of each of DTI Holdings and Seller, is any party obligated to Seller pursuant to any such Transferred Contract subject to any default thereunder. Seller has neither breached, violated or defaulted under, nor received notice that Seller has breached, violated or defaulted under, any of the material terms or conditions of any Transferred Contract. Except for those consents, waivers or approvals of third parties not required to be obtained prior to the Closing listed on
Schedule 9.2(e), Seller has obtained, or will obtain prior to the Closing, all necessary consents, waivers or approvals of parties to any Transferred Contract in order for such Transferred Contract to remain in full force and effect without limitation, modification or alteration after the Closing. Following the Closing, Buyer will be permitted to exercise all of the rights Seller had under the Transferred Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Seller would otherwise be required to pay pursuant to the terms of such Transferred Contracts had the transactions contemplated by this Agreement and the Collateral Agreements not occurred.

      5.10 Support and Service Contracts. Schedule 5.10 sets forth a true and complete list of all Contracts pursuant to which Seller is obligated (or will be obligated at Closing) to provide support, service and maintenance to customers of the Business, together with the amounts of deferred revenue or technology license obligations which are associated with the executory support and service obligations under such Contracts (each, a "Deferred Revenue Accrual"). Each Deferred Revenue Accrual is as reflected in the Books and Records and has been accrued in accordance with GAAP, consistently applied, and each arose in the Ordinary Course of Business. Except as set forth on Schedule 5.10, Seller has not received any deferred or unearned revenues.

      5.11 No Liquidation, Insolvency, Winding-Up.

            (a) No order has been made or petition presented, or resolution passed for the winding-up or liquidation of DTI Holdings or Seller and there is not outstanding:

                  (i) any petition or order for the winding-up of DTI Holdings or Seller;

                  (ii) any appointment of a receiver over the whole or part of the undertaking of assets of DTI Holdings or Seller;

                  (iii) any petition or order for administration of DTI Holdings or Seller;

                  (iv) any voluntary arrangement between DTI Holdings or Seller and any of their respective creditors;

                  (v) any distress or execution or other process levied in respect of DTI Holdings or Seller which remains undischarged; or

                  (vi) any unfulfilled or unsatisfied judgment or court order against DTI Holdings or Seller.

            (b) There are no circumstances that would entitle any Person to present a petition for the winding-up or administration of DTI Holdings or Seller or to appoint a receiver over the whole or any part of the undertaking or assets of Seller.

            (c) Neither DTI Holdings nor Seller is deemed unable to pay its debts within the meaning of applicable law.

            (d) The operations of Seller have not been terminated.

      5.12 Restrictions on Business Activities. Except as set forth on Schedule 5.12, there is no agreement (noncompetition, field of use, most favored nation or otherwise), commitment, judgment, injunction, order or decree to which Seller is a party or which is otherwise binding upon DTI Holdings or Seller or relates to the Business, Products or Acquired Assets which has or reasonably could be expected to have the effect of prohibiting or impairing (a) any practice of the Business, (b) any acquisition of property (tangible or intangible) by Buyer in connection with the operation of the Business or the Acquired Assets, (c) the conduct of the Business or (d) the transactions contemplated by this Agreement, the Collateral Agreements and the Registration Rights Agreement. Except as set forth on Schedule 5.12, without limiting the foregoing, neither DTI Holdings nor Seller has entered into any agreement under which the operations of the Business are restricted or which places any restrictions upon DTI Holdings or Seller with respect to selling, licensing or otherwise distributing any of the Products or the Transferred Technology to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

      5.13 Title to Properties, Absence of Liens, Condition of Equipment.

            (a) Neither DTI Holdings or Seller owns any real property that is used in connection with the Business. Schedule 5.13(a) sets forth a list of all real property currently leased by DTI Holdings or Seller in connection with the Business, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. Seller has delivered to Parent and Buyer a true and correct copy of each lease of real property. Such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default). The business operations conducted on the real property subject to such leases do not violate in any material respect any applicable law, building code, zoning requirement or classification, or pollution control ordinance or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions. All approvals of governmental authorities (including licenses and permits) required in connection with the operation of the Business on such real property have been obtained.

            (b) Seller has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, each Acquired Asset being transferred to Buyer free and clear of any Liens (including any Liens created as a result of the consummation of the transactions contemplated hereby). The only Liens encumbering any Acquired Asset are the Liens listed on Schedule 9.2(f), which Liens shall be removed prior to Closing. To the knowledge of each of DTI Holdings and Seller, no basis exists for the assertion of any claim which, if adversely determined, would result in a Lien on any Acquired Asset or result in a Material Adverse Effect.

            (c) Schedule 1.1(ccccc) lists all Tangible Assets owned or leased by Seller for use in the Business, and such Tangible Assets are (i) adequate for the conduct of the Business by Seller as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear. Schedule 1.1(ccccc), identifies where each of the Tangible Assets is located and whether such Tangible Assets are leased to Seller (and, if so, by which lessor).

            (d) Seller is in custody and control of all the Acquired Assets being sold and transferred by Seller to Buyer pursuant to this Agreement and the Collateral Agreements.

            (e) Except as set forth in any agreement between Parent and a third party to which neither Seller nor DTI Holdings is a party, Buyer shall be able to use the Acquired Assets and exercise, and enjoy the benefits of, the licensed rights, in substantially the same manner as Seller prior to the Closing, without infringing the rights of any third party.

            (f) Seller has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to the current and former customers of the Business (the "Customer Information"). No Person other than Seller possesses any claims or rights with respect to use of the Customer Information.

      5.14 Customers and Sales. Schedule 5.14 contains a correct list of all of the current customers of the Business together with summaries of the sales made to each customer.

      5.15 Intellectual Property.

            (a) Schedules 1.1(kkkkk) and 1.1(lllll), listing or describing the Transferred Intellectual Property Rights and the Transferred Technology, respectively, are true, complete and accurate in all material respects.

            (b) Schedule 5.15(b)(i) lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for by Seller (other than such Registered Intellectual Property Rights listed on Schedule 1.1(ccc)). All such Registered Intellectual Property Rights are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of use), are valid, and, to the extent issued, enforceable, and are not subject to any unpaid maintenance fees or taxes or actions falling due within 90 days after the Closing Date. Except as provided on Schedule 5.15(b)(ii), all such Registered Intellectual Property Rights have been assigned to Seller and, where applicable, such assignments have been properly recorded prior to the Closing Date. Except for proceedings before the United States Patent and Trademark Office and its equivalents anywhere in the world with respect to the processing of applications for the registration of Patents or Trademarks, there are no proceedings or actions before any court or tribunal related to any of the Transferred Intellectual Property Rights.

            (c) Each item of Transferred Intellectual Property Rights and Transferred Technology is free and clear of any Liens and any other encumbrances. Seller owns exclusively, and has good and marketable title to, all Transferred Intellectual Property Rights in and to, the Transferred Technology, and no other Person has any other rights thereto. Except for licenses granted under a Standard Product License Agreement, all Acquired Assets shall be fully transferable and alienable by Buyer.

            (d) To the extent that any Transferred Intellectual Property Rights or item of Transferred Technology was originally owned or created by or for any third party, including any contractor or employee of Seller and any predecessor of Seller: (i) Seller has a written agreement with such third party or parties with respect thereto, pursuant to which Seller has obtained complete, unencumbered and unrestricted ownership and is the exclusive owner of, all such Technology and Intellectual Property Rights by valid assignment or otherwise and has requested the waiver of all non-assignable rights, including but not limited to all moral rights; (ii) the transfers and licenses from Seller to Buyer hereunder do not violate such third party agreements; (iii) such third parties have not retained and do not have any rights or licenses with respect to the Transferred Intellectual Property Rights or Transferred Technology; and (iv) no basis exists for such third party to challenge or object to this Agreement.

            (e) Seller has the full and unencumbered right to assign and transfer to Buyer all of Seller's rights in and under the Transferred Contracts without incurring, or causing Buyer to incur, any obligation to any third party, including any royalty obligations, other than those obligations that Seller would have had had such transfer not taken place.

            (f) Seller is not in breach of nor has Seller failed to perform under, any of the Transferred Contracts and, to each of DTI Holdings' and Seller's knowledge, no other party to any of the Transferred Contracts is in breach thereof or has failed to perform thereunder. No third party who has licensed any Intellectual Property Rights to Seller has ownership rights or license rights to improvements made by Seller in such intellectual property which has been licensed to Seller.

            (g) Except pursuant to a Standard Product License Agreement and as provided on Schedule 5.15(g), Seller has not transferred ownership of, or granted any license of or right to use, or authorized the retention of any rights to use, or joint ownership of, any Intellectual Property Right that is a Transferred Intellectual Property Right to any other Person.

            (h) The Transferred Intellectual Property Rights constitute all of the Intellectual Property Rights used in, necessary to the current operation of the Business.

            (i) The Transferred Technology constitutes all of the Technology used in or necessary to the operation of the Business as it currently is conducted.

            (j) No governmental entity, university, college, other educational institution or research center has any claim or right to the Transferred Intellectual Property Rights or Transferred Technology.

            (k) Seller has the right to use, pursuant to valid licenses, all Development Tools and all other third-party Software that are used in the Business. None of such licenses restrict Seller's ability to transfer such rights to use the Development Tools and all other third-party Software used in the Business to Buyer pursuant to this Agreement and the transactions contemplated hereby.

            (l) Schedule 1.1(hhhhh) lists all Third Party Technology Contracts. Except for Third Party Technology licensed to Seller pursuant to a Third Party Technology Contract, no Third Party Technology was, or is, used in, incorporated into, integrated or bundled with, or used in the development or compilation (other than generally available commercial compilers) of any Transferred Technology or a Product.

            (m) Other than the Contracts set forth on Schedule 1.1(iiiii), there are no contracts, licenses or agreements to which Seller is a Party pursuant to which Seller has granted any rights with respect to any Transferred Technology or the Transferred Intellectual Property Rights (other than pursuant to a Standard Product License Agreement). Seller is not in breach of nor has Seller failed to perform under, any of the contracts set forth in Schedule 1.1(iiiii), and, to each of DTI Holdings' and Seller's knowledge, no other party to any of the contracts is in breach thereof or has failed to perform thereunder. Seller is not in breach of, nor has Seller failed to perform under any of the Standard Product License Agreements and, to each of DTI Holdings' and Seller's knowledge, no other party to any of the Standard Product License Agreements is in breach thereof or has failed to perform thereunder.

            (n) Neither (i) the operation of the Business, including the use of the Products, by Seller nor (ii) the Acquired Assets (including the Transferred Technology), did or do (A) infringe or misappropriate the Intellectual Property Rights of any Person; (B) violate the rights of any Person (including rights to privacy or publicity); or (C) constitute unfair competition or trade practices under the laws of any jurisdiction. Seller has not received notice from any Person claiming that the operation of the Business or use of any Product or Acquired Asset (including Products, Transferred Technology) infringe or misappropriate the Intellectual Property Rights of any Person or constitute unfair competition or trade practices under the laws of any jurisdiction (nor does either DTI Holdings or Seller have knowledge of any basis therefor).

            (o) Except with respect to Third Party Technology Contracts that are Transferred Contracts and that are listed on Schedule 5.9(c), no licenses or other consents are required from any third party to permit Buyer to operate the Business or to use the Acquired Assets.

            (p) There are no Contracts between DTI Holdings or Seller and any other Person with respect to the Business or the Acquired Assets, including the Transferred Intellectual Property Rights, under which there is any dispute or any threatened dispute regarding the scope of such Contract or performance under such Contract, including with respect to any payments to be made or received by Seller thereunder.

            (q) Neither DTI Holdings nor Seller has any currently pending claim against any third party for infringing or misappropriating any Transferred Intellectual Property Rights and, to the knowledge of each of DTI Holdings and Seller, no Person is infringing or misappropriating the Transferred Intellectual Property Rights.

            (r) Neither DTI Holdings nor Seller has any knowledge of any facts or circumstances that would render any of the Transferred Intellectual Property Rights invalid or (to the extent such Transferred Intellectual Property Rights needs to be issued or registered to be enforced) unenforceable.

            (s) Seller has taken reasonable steps that are required to protect Seller's rights in confidential information and Trade Secrets of Seller associated with or related to the Business, the Products, Transferred Intellectual Property Rights or the Acquired Assets.

            (t) No third party possesses any copy of any Source Code to any Software that is Transferred Technology (including any Product) and Seller shall have delivered to Buyer all copies, and Seller shall not have retained any copy, of any Source Code to any Software that is Transferred Technology.

            (u) Seller has and enforces a policy requiring each employee and consultant of Seller to execute a proprietary rights and confidentiality agreement substantially in the form set forth in Schedule 5.15(u). Except with respect to any individuals separately identified on Schedule 5.15(u), all current and former employees and consultants of Seller who have created or modified any of the Transferred Technology or Licensed Technology have executed such an agreement assigning all of such employees' and consultants' rights in and to the Transferred Technology and the Transferred Intellectual Property Rights to Seller. With respect to any individuals identified on Schedule 5.15(u), the description of such individual's activities related to the Transferred

Technology and Transferred Intellectual Property Rights provided in Schedule 5.15(u) is accurate and complete in all material respects.

            (v) No Acquired Asset or other Product, Transferred Technology or service of Seller is subject to any proceeding (except proceedings before the United States Patent and Trademark Office or its equivalents anywhere in the world with respect to the processing of applications for the registration of Patents or Trademarks) or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof or may affect the validity, use or enforceability of the Acquired Assets.

            (w) Except as provided on Schedule 5.15(w), Seller is not required to make or accrue any royalty or other payment to any third party in connection with the Transferred Intellectual Property Rights.

            (x) Seller has not distributed or licensed any Product to an end user pursuant to any form of encryption key.

            (y) Neither this Agreement nor the transactions contemplated hereby, including the assignment to Buyer, by operation of law or otherwise, of any Contracts to which either DTI Holdings or Seller is a party, will result in: (i) the grant to any third party (other than Buyer) of any right to or with respect to any Transferred Intellectual Property Right, (ii) any non-compete or other restriction on the operation of the Business; or (iii) any royalties or other amounts payable to any third party in excess of those payable by Seller prior to the Closing.

            (z) Seller has disclosed in writing to Buyer all information relating to any problem, claim or issue with respect to any of the Products (or any other product, Transferred Technology or service of Seller) which does, or may reasonably be expected to, adversely affect the value, functionality or fitness for the intended purpose of such Product (or such other product, Transferred Technology or service of Seller).

            (aa) Schedule 1.1(ggggg) sets forth all intellectual property of a third party, (including open source) intellectual property, or any modification or derivative thereof, including any version of any software licensed pursuant to any GNU general public license or limited general public license, that was used in, incorporated into, integrated or bundled with any item of Transferred Technology that is, or was, used by Seller in its Business, or incorporated in or used in the development or compilation of any Products, services or Transferred Technology of Seller.

      5.16 Litigation. There is no action, suit, proceeding, claim, arbitration or, to the knowledge of each of DTI Holdings and Seller, any investigation pending before any court or administrative agency against DTI Holdings or Seller (or any affiliate of DTI Holdings or Seller or any officer, director of DTI Holdings or Seller in their capacity as such) that relates directly or indirectly to the Business, any Product, any Acquired Asset or any Designated Employee, or that questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement. To the knowledge of each of DTI Holdings and Seller, no such action, proceeding, claim, arbitration or investigation has been threatened, and neither DTI Holdings nor Seller is aware of any reasonable basis for any such action, suit, proceeding, claim, arbitration, or investigation.

There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against DTI Holdings or Seller affecting the business relating to the Business, any Product, any Acquired Asset or any Designated Employee under any federal, state, local or foreign law. No Governmental Entity has at any time challenged or questioned in writing, or to the knowledge of each of DTI Holdings and Seller, otherwise challenged or questioned, the legal right of Seller to conduct the Business as currently conducted, including the right to manufacture, offer or sell any Product. Schedule 5.16 identifies prior settled litigation of DTI Holdings and Seller and the information set forth on such schedule is complete and accurate in all material respects.

      5.17 Insurance. There is no claim by DTI Holdings or Seller pending under any insurance policy or fidelity bond covering the Business, the Products or the Acquired Assets. All premiums payable under all such policies and bonds have been paid, and Seller is otherwise in compliance with the terms of such policies and bonds. To the knowledge of each of DTI Holdings and Seller, such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of Seller in the jurisdictions in which Seller operates.

      5.18 Tax Matters.

            (a) To the extent relevant to the Acquired Assets, the Products or the Business, as of the Closing Date, DTI Holdings and Seller will have prepared and timely filed all Tax Returns relating to any and all Taxes concerning or attributable to DTI Holdings or Seller or their respective operations and such Tax Returns are true, correct and complete in all material respects and have been prepared in accordance with applicable law.

            (b) To the extent failure to do so could have a Material Adverse Effect, as of the Closing Date, each of DTI Holdings and Seller (i) will have timely paid all Taxes it is required to pay and (ii) will have timely withheld or paid (as the case may be) with respect to its employees all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld or paid.

            (c) To the extent failure to do so could have a Material Adverse Effect, as of the Closing Date, neither DTI Holdings nor Seller will be delinquent in the payment of any Tax, nor will there be any Tax deficiency outstanding, assessed or proposed against DTI Holdings or Seller, nor has DTI Holdings or Seller executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d) No audit or other examination of any Return of DTI Holdings or Seller is presently in progress, nor has DTI Holdings or Seller been notified of any request for such an audit or other examination.

            (e) Neither DTI Holdings nor Seller has, and knows no factual basis for the assertion of any claim for any liabilities for unpaid Taxes for which Parent or Buyer would become liable as a result of the transactions contemplated by this Agreement or that would result in any Lien on any of the Acquired Assets.

            (f) There are (and immediately following the Closing there will be) no Liens on the Acquired Assets relating to or attributable to Taxes.

            (g) The election made under Section 1362(a) of the Code with respect to DTI Holdings is valid and binding and in full force and effect, and DTI Holdings has been taxable as an S corporation at all times since its inception.

      5.19 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of DTI Holdings or Seller in respect of the Business, the Products or Acquired Assets, except as granted to Parent or Buyer hereunder.

      5.20 Environmental Matters.

            (a) No Chemical Substance or Extremely Hazardous Substance has been used in connection with the Business, any Product or any Acquired Asset.

            (b) Neither DTI Holdings nor Seller has transported, stored, used, manufactured, Released or exposed its employees or any other person to any Chemical Substance or Extremely Hazardous Substance in violation of any applicable statute, rule, regulation, order or law such that a claim arising therefrom is reasonably foreseeable.

            (c) Each of DTI Holdings and Seller is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and which relate to the Business, any Product or any Acquired Asset. Neither DTI Holdings nor Seller has received any written notice and, to the knowledge of each of DTI Holdings and Seller, there is no past or present condition or practice of the Business which forms or could be reasonably expected to form the basis of any material claim, action, suit, proceeding, hearing or investigation against the Business, any Product or any Acquired Assets, arising out of the manufacture, processing, distribution, use, treatment, storage, transport, or handling, or the Release or threatened Release into the Environment, of any Chemical Substance or Extremely Hazardous Substance by DTI Holdings or Seller with respect to the Business, any Product or any Acquired Asset.

      5.21 Brokers' and Finders' Fees. Except as set forth in Schedule 5.21, neither DTI Holdings nor Seller has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      5.22 Employee Matters.

            (a) Designated Employees. Schedule 5.22(a) contains a complete and accurate list of the Designated Employees showing for each Designated Employee:
(i) all remuneration payable and other benefits provided that either of DTI Holdings or Seller is bound to provide (whether at present or in the future) to each such Designated Employee, or any person connected with any such Designated Employee, and includes, if any, particulars of all profit sharing, incentive and bonus arrangements to which DTI Holdings or Seller is a party, whether legally binding or not, (ii) the date of hire, (iii) leave status (including type of leave), (iv) visa status, and (v) whether such Designated Employee is being seconded to the Business, is an independent contractor or is an employee of any entity other than Seller.

            (b) Employee Plans. Schedule 5.22(b) contains an accurate and complete list of each Employee Plan, International Employee Plan and Employee Contract. Neither Seller nor any ERISA Affiliate has any plan or commitment to establish any new Employee Plan, International Employee Plan or Employee Contract, to modify any Employee Plan or Employee Contract (except to the extent required by law or to conform any such Employee Plan or Employee Contract to the requirements of any applicable law, in each case as previously disclosed to Parent and Buyer in writing, or as required by this Agreement), or to adopt or enter into any Employee Plan, International Employee Plan or Employee Contract.

            (c) Documents. Seller has provided to Parent and Buyer correct and complete copies of: (i) all material documents embodying each Employee Plan and each Employee Contract including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan; (iv) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the Department of Labor with respect to any such application or letter; (vii) all material communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Seller or any ERISA Affiliate; (viii) all correspondence to or from any governmental agency relating to any Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Employee Plan.

            (d) Employee Plan Compliance. (i) Each of Seller and any ERISA Affiliate has performed in all material respects all obligations required to be performed by it under, is not in material default or material violation of, and neither DTI Holdings nor Seller has any knowledge of any default or violation by any other party to each Employee Plan, and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of each of DTI Holdings and Seller, threatened or reasonably anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (v) each Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Parent, Buyer, Seller or any ERISA Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of each of DTI Holdings and Seller or any ERISA Affiliates, threatened by the IRS or Department of Labor with respect to any Employee Plan; and (vii) neither Seller nor any ERISA Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

            (e) Pension Plan. Neither Seller nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Employee Plan which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA and which is subject to Title IV of ERISA or Section 412 of the Code.

            (f) Collectively Bargained, Multiemployer and Multiple Employer Plans. At no time has Seller or any ERISA Affiliate contributed to or been obligated to contribute to any pension plan which is a "multiemployer plan," as defined in Section 3(37) of ERISA. Neither Seller, nor any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

            (g) No Post-Employment Obligations. No Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and Seller has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

            (h) Health Care Compliance. Neither Seller nor any ERISA Affiliate has, prior to the Closing and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

            (i) Effect of Transaction.

                  (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Contract, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (ii) No payment or benefit which will or may be made by Seller or any ERISA Affiliate with respect to any Employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as an "excess parachute payment," within the meaning of
Section 280G(b)(2) of the Code.

            (j) Employment Matters. Each of Seller and any ERISA Affiliate (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Seller or any ERISA Affiliates under any worker's compensation policy or long-term disability policy.

            (k) Labor. To the knowledge of each of DTI Holdings and Seller, no work stoppage or labor strike against Seller is pending, threatened or reasonably anticipated. Seller does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of each of DTI Holdings and Seller, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Seller or any ERISA Affiliate. Neither Seller nor any ERISA Affiliate has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither Seller nor any ERISA Affiliate is presently, nor has been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Seller or any ERISA Affiliate.

            (l) Transferred Employee Plans. Buyer can assume each Transferred Employee Plan without payment of additional amounts or consideration, other than insurance premiums that Seller would otherwise be required to pay, pursuant to the terms of such Transferred Employee Plan.

            (m) International Employee Plan. Neither Seller nor any ERISA Affiliate has now, nor has it ever had, the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

            (n) WARN Act. Seller is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and has no liabilities pursuant to WARN.

      5.23 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party, including a party to any agreement with DTI Holdings or Seller (so as not to trigger a Conflict), is required by or with respect to DTI Holdings or Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the consents listed on Schedule 5.4.

      5.24 Warranties; Defects; Liabilities. Each Product manufactured, sold, licensed, leased or delivered by Seller, and all services performed by Seller, have been in conformity with all applicable contractual commitments and all express and implied warranties except where the failure to be in such conformity would not have a Material Adverse Effect. Except as set forth on Schedule 5.10, neither DTI Holdings nor Seller has any Liability (and to the knowledge of each of DTI Holdings and Seller, there is no current reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith. No Product manufactured, sold, licensed, leased, or delivered by Seller, and no service performed by Seller, is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable law. Schedule 5.24 includes copies of the standard terms and conditions of license or services for Seller (each Contract setting forth such standard terms and conditions for licensing a Product shall be referred to herein as a "Standard Product License Agreement") and sets forth all Contracts under which Seller has manufactured, sold, or licensed Products or performed services or provided any guaranty, warranty or indemnity to a third party in connection therewith which contains terms that materially deviate from such standard terms and conditions.

      5.25 Books and Records. The Books and Records (a) are accurate in all material respects, (b) have been materially maintained in accordance with applicable laws and with generally accepted practices and standards in the jurisdiction(s) in which Seller operates and (c) are in Seller's possession or under its control. The Acquired Assets include all rights necessary to maintain such records, and Buyer will not be dependant upon any other rights or to enable it to continue to maintain the same consistent with the current practices of Seller.

      5.26 Complete Copies of Materials. Each of DTI Holdings and Seller has delivered or made available true and complete copies of each existing document that has been requested by Parent or Buyer or their counsel pursuant to this Agreement and the transactions contemplated hereby.

      5.27 Acquired or Licensed Assets. The Acquired Assets comprise all of the assets, properties and rights of every type and description (other than real property) used or developed by

Seller and related to, required for or used in the Business. The Acquired Assets include all assets that are or ever were reflected in the Books and Records as assets of the Business. Without limiting the foregoing, the Transferred Intellectual Property and the Transferred Technology together constitute all Intellectual Property Rights and Technology (a) used in the operation of the Business by Seller and (b) necessary to the operation of the Business. None of the Excluded Assets are used in or are necessary to conduct the Business as presently conducted.

      5.28 Affiliate Transactions. Except as set forth on Schedule 5.28, no director or officer or former director or officer of DTI Holdings or Seller (a) owns, directly or indirectly, on an individual or joint basis (i) any interest in any Acquired Asset or (ii) any interest (other than a passive investment in less than five percent (5%) of the outstanding voting securities of a company that is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended) in any Person that is a supplier, customer or competitor of the Business, (b) serves as an officer, director or employee of any person that is a supplier, customer or competitor of the Business or (c) has received any loan from or is otherwise a debtor of or has made any loan to or is otherwise a creditor of, DTI Holdings or Seller where such loan is secured by any of the Acquired Assets.

                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

      Parent and Buyer hereby represent and warrant to DTI Holdings and Seller as follows:

      6.1 Organization and Standing.

            (a) Each of Parent and Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Parent and Buyer has the power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted, and is duly qualified or licensed to do business, to perform the obligations under all Transferred Contracts, and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to so qualify will not have a material adverse effect on the legality, validity or enforceability of each of Parent and Buyer's business.

            (b) Buyer is a wholly-owned subsidiary of Parent.

      6.2 Authority. Each of Parent and Buyer has all requisite corporate power and authority to enter into this Agreement, the Collateral Agreements and the Registration Rights Agreement required to be executed by it and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Buyer. This Agreement has been duly executed and delivered by each of Parent and Buyer and constitutes valid and binding obligations of Parent and Buyer, enforceable against each of them in accordance with its terms.

      6.3 No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both) (a) any provision of the Certificate of Incorporation and Bylaws, each as amended through the date hereof, of Parent or Buyer or (b) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Buyer or their properties or assets, except in each case where such conflict, violation or default will not have a material adverse effect on the legality, validity or enforceability of each of Parent and Buyer's obligations under this Agreement.

      6.4 Restrictions Prohibiting Parent or Buyer Conduct of Business. As of the date of this Agreement, there is no agreement, commitment, judgment, injunction, order or decree to which Parent or Buyer is a party or which is otherwise binding upon Parent or Buyer which has the effect of prohibiting or making illegal Parent or Buyer's operation of the Business following the Closing.

      6.5 Litigation. There is no action, suit, proceeding, claim, arbitration or, to the knowledge of Parent, any investigation pending before any court or administrative agency against Buyer or Parent that questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement. To the knowledge of Parent, no such action, proceeding, claim, arbitration or investigation has been threatened.

                                  ARTICLE VII
                     SECURITIES ACT COMPLIANCE; REGISTRATION

      7.1 Securities Act Exemption. The Earn-Out Shares issuable pursuant to this Agreement will not be registered under the Securities Act in reliance on the exemption from the registration requirements of Section 5 thereof set forth in Section 4(2) of the Securities Act.

      7.2 Stock Restrictions. In addition to any legend imposed by applicable state or foreign securities laws, the certificates for the Earn-Out Shares issuable pursuant to Section 12.4 of this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH OFFER, SALE OR TRANSFER OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT FOR SUCH OFFER, SALE OR TRANSFER IS AVAILABLE. THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

      7.3 Representations, Warranties and Covenants Regarding Securities Law Matters. Seller hereby represents, warrants and covenants to Parent with respect to the issuance of the Earn-Out Shares to Seller as follows:

            (a) Seller is capable of evaluating the merits and risks of its investment in Parent and has the capacity to protect its own interests.

            (b) Seller is acquiring the Earn-Out Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof except as permitted under the Registration Rights Agreement. Seller understands that the Earn-Out Shares have not been and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller's representations as expressed herein.

            (c) Seller acknowledges that the Earn-Out Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about Parent, the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

            (d) Seller has had an opportunity to discuss Parent's business, management and financial affairs with its management. It has also had an opportunity to ask questions of officers of Parent, which questions were answered to its satisfaction.

            (e) Seller will not sell, transfer or otherwise dispose of any Earn-Out Shares unless (i) the offer and sale of the Earn-Out Shares is registered under the Securities Act, or (ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, an exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Earn-Out Shares and can be made in compliance with the Securities Act and the rules and regulations thereunder and applicable state or foreign securities laws.

      7.4 Registration Rights. Parent agrees that Seller shall be entitled with respect to the Earn-Out Shares to the registration rights set forth in the Registration Rights Agreement substantially in the form attached hereto as Exhibit F ("Registration Rights Agreement").

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

      8.1 Access Pending the Closing. During the period commencing on the date of this Agreement and continuing through the Closing Date, DTI Holdings and Seller, upon reasonable prior notice from Parent or Buyer to DTI Holdings or Seller, will (i) afford to Parent and Buyer and their representatives, at all reasonable times during normal business hours, full and complete access to DTI Holdings' and Seller's personnel, professional advisors, properties, contracts, Books and Records and other documents and data (including access to all Source Code related to the Products), (ii) furnish Parent and Buyer and their representatives with copies of all such Contracts, Books and Records, and other existing documents and data as Parent and Buyer may reasonably request, and
(iii) furnish Parent and Buyer and their representatives with such additional financial (including Tax Returns and supporting documentation), operating, and other data and information as Parent and Buyer may reasonably request, in each case relating to the Business. No information or knowledge obtained in any investigation pursuant to this Section 8.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby.

      8.2 Operation of the Business by Seller. Between the date of this Agreement and the Closing Date, unless otherwise agreed in writing by Parent or Buyer, Seller will:

            (a) except as otherwise allowed or required pursuant to the terms of this Agreement, conduct the Business in the Ordinary Course of Business;

            (b) pay the Liabilities of the Business when due;

            (c) pay or perform other obligations of the Business when due;

            (d) use commercially reasonable, good faith efforts to preserve intact the current business organization of Seller relating to the Business, keep available the services of the Designated Employees, and maintain the relations and goodwill with the suppliers, customers, distributors, licensors, licensees, landlords, trade creditors, employees, agents and others having business relationships with Seller relating to the Business, with the goal of preserving unimpaired the goodwill and ongoing business of the Business as of the Closing;

            (e) confer with Parent and Buyer concerning business or operational matters relating to the Business of a material nature;

            (f) use commercially reasonable, good faith efforts to maintain all of the Acquired Assets in their current condition, ordinary wear and tear excepted and, in the event of any material damage to or destruction of any of the Acquired Assets prior to the Closing Date, promptly replace, repair or restore such Acquired Assets;

            (g) maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with prior years; and

            (h) report to Parent and Buyer concerning any event or occurrence not in the Ordinary Course of Business or any material event involving the Business, the Products, the Acquired Assets or any Designated Employee.

      8.3 Conduct Prior to Closing. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, DTI Holdings and Seller will not take any action, or fail to take any action, as a result of which any of the changes or events described in Section 5.7 of this Agreement would occur. In addition, DTI Holdings and Seller will not, without the prior written consent of Parent or Buyer:

            (a) take any action to impair, encumber, create a Lien against or otherwise adversely affect the Acquired Assets;

            (b) buy, or enter into any inbound license agreement with respect to, Third Party Technology or the Intellectual Property Rights of any third party to be incorporated in or used in connection with the Business or sell, lease or otherwise transfer or dispose of, or enter into any outbound license agreement with respect to, any of the Acquired Assets with any third party;

            (c) propose or enter into a Contract with any person, other than Buyer, providing for the possible acquisition, transfer or disposition (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of the Business or any of the Acquired Assets;

            (d) enter into any Contract relating to (i) the sale or distribution of any Product (other than for Contracts entered into in the Ordinary Course of Business), (ii) the provision of any services (other than for Contracts entered into in the Ordinary Course of Business) or (iii) any of the Acquired Assets (other than those Contracts permitted to be entered into without the prior written consent of Parent or Buyer pursuant to subsections (i) or (ii) of this
Section 8.3(d));

            (e) other than in the Ordinary Course of Business, change pricing or royalties charged to customers or licensees of the Business;

            (f) enter into any strategic arrangement or relationship, joint venture, development or joint marketing arrangement or agreement relating to the Business;

            (g) terminate, or give notice of termination to, any Designated Employee;

            (h) other than in the Ordinary Course of Business, hire any employees relating to the Business;

            (i) change, increase or amend the rate of remuneration or amount of bonuses or other benefits or any other terms of employment of any Designated Employee (whether payable in cash, equity compensation or otherwise);

            (j) grant any severance or termination pay to any Designated Employee (whether payable in cash, equity compensation or otherwise), or adopt any new severance plan, amend or modify or alter in any manner any severance plan, agreement or arrangement relating to any Designated Employee on the date hereof;

            (k) adopt or amend any Employee Plan, or enter into any Employee Contract;

            (l) amend or modify, or violate the terms of, any of the Transferred Contracts;

            (m) revalue any of the Acquired Assets;

            (n) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, in each case relating to the Business, the Products and the Acquired Assets;

            (o) commence or settle any Actions or Proceedings or obtain any releases of threatened Actions or Proceedings involving or relating to the Business;

            (p) take any action, or fail to take any action, which would result in any of the representations and warranties set forth in Article V not being true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date;

            (q) except for the issuance of shares of DTI Holdings Common Stock upon exercise of presently outstanding options or warrants to purchase such stock, issue, grant, deliver or sell or authorize, pledge or otherwise encumber, or propose the issuance, grant, delivery, sale, pledge or encumbrance of, or purchase or propose the purchase of, any shares of capital stock of DTI Holdings or Seller or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating either entity to issue any such shares or other convertible securities;

            (r) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor); or

            (s) take, or agree in writing or otherwise to take, any of the actions described in Sections 8.3(a) through (r) above, or any other action that would prevent DTI Holdings or Seller from performing or cause either of DTI Holdings or Seller not to perform its covenants hereunder.

      8.4 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 8.1 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Nondisclosure Agreement between Parent and Seller dated October 18, 2002 (the "Nondisclosure Agreement"). By the execution of this Agreement, Buyer and DTI Holdings agree to be bound by and shall receive the benefits of the Nondisclosure Agreement as if they were original parties to the Nondisclosure Agreement.

      8.5 No Solicitation. From and after the date of this Agreement until the earlier to occur of the Closing or termination of this Agreement pursuant to its terms, neither DTI Holdings nor Seller will, and each of DTI Holdings and Seller will cause its respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly (a) solicit or encourage submission of any Acquisition Proposal (as defined herein) by any person, entity, or group (other than Parent, Buyer and their affiliates, agents and representatives) or (b) participate in any discussions or negotiations with, or disclose any information concerning DTI Holdings or Seller to, or afford access to the properties, books or records of DTI Holdings or Seller, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parent, Buyer and their affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to DTI Holdings or Seller. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to (i) any merger, consolidation, sale or license of substantial assets or similar transactions involving DTI Holdings or Seller (other than sales or licenses of assets or inventory in the Ordinary Course of Business or as permitted by this Agreement) or (ii) sales by DTI Holdings or Seller of any capital stock of DTI Holdings or Seller. Each of DTI Holdings and Seller will immediately cease any and all existing activities, discussion, or negotiations with any parties conducted heretofore with respect to any of the foregoing. Each of DTI Holdings and Seller will promptly (A) notify Parent if it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (B) notify Parent of the terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Closing Date or termination of this Agreement pursuant to its terms, neither DTI Holdings nor Seller will, and each of DTI Holdings and Seller will cause its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent or Buyer).

      8.6 Notification of Certain Matters. DTI Holdings and Seller shall give prompt notice to Parent of (a) DTI Holdings or Seller becoming aware of the occurrence or non-occurrence of any event that is likely to cause any representation or warranty of DTI Holdings or Seller contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing, and (b) any failure of DTI Holdings or Seller to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.6 shall not (i) limit or otherwise affect any remedies available to the party receiving such notice or (ii) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by DTI Holdings or Seller pursuant to this Section 8.6, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

      8.7 Public Disclosure. Unless otherwise required by law (including, without limitation, applicable securities laws) Seller shall not issue any statement or communication to any third party (whether or not in response to an inquiry) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the negotiation, execution or termination of this Agreement and the reasons therefor, without the consent of Parent. The parties shall agree to the text of the joint press release announcing the closing of the transaction contemplated by this Agreement. Without limiting the foregoing, each of the parties hereto agree not to issue any statement or communication (including the joint press release) to any third party with respect to this Agreement or the transactions contemplated hereby prior to the Closing.

      8.8 Consents. Each of DTI Holdings and Seller shall use its commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Transferred Contracts or under any contractual restrictions relating to the Tangible Assets that are necessary to permit the transfer of such Transferred Contracts or Tangible Assets to Buyer as may be required in connection with this Agreement. Parent and Buyer shall reasonably cooperate in DTI Holdings' and Seller's efforts to obtain such consents, waivers and approvals.

      8.9 Legal Requirements. Each of Parent, Buyer, DTI Holdings and Seller will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to this Agreement, the Collateral Agreements and the Registration Rights Agreement and the transactions contemplated hereby and thereby and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection herewith or therewith. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its Subsidiaries in connection with this Agreement and the Collateral Agreements and consummating the transactions contemplated hereby and thereby or the taking of any action contemplated by this Agreement or the Collateral Agreements.

      8.10 Registration and Assignment of Patent. Each of Seller and DTI Holdings agrees to use commercially reasonable efforts to effect the registration and assignment of the patent set forth on Schedule 8.10 and to take all actions described on Schedule 8.10 to accomplish such registration and assignment.

      8.11 Additional Documents and Further Assurances. At any time or from time to time after the Closing, at Parent or Buyer's reasonable request and without any further consideration, each of DTI Holdings and Seller shall: (a) execute and deliver to Parent or Buyer such other instruments of sale, transfer, conveyance, assignment and confirmation; (b) provide such materials and information; and (c) take such other actions, as Parent or Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Buyer, to confirm Buyer's title to, all of the Acquired Assets, and, to the full extent permitted by law, to put Buyer in actual possession and operating control of the Acquired Assets and to assist Parent or Buyer in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Collateral Agreements.

      8.12 Stockholder Approval. DTI Holdings shall promptly after the date hereof take all action reasonably necessary in accordance with Delaware law and the DTI Holdings Charter Documents to obtain the approval by DTI Holdings' stockholders of this Agreement and the transactions contemplated hereby. DTI Holdings agrees to take all action reasonably necessary or advisable to secure the necessary votes or written consents of its stockholders required by Delaware law to effect the transactions contemplated by this Agreement.

      8.13 Update Schedules. On the close of business that is two business days prior to the Closing Date, DTI Holdings and Seller will cause the Seller Disclosure Schedule to be updated to reflect the then-current circumstances and any resulting additions, deletions or modifications to the Schedules set forth herein since the date of this Agreement (the "Update Schedules"); provided, however, that the delivery of any such updates pursuant to this Section 8.13 shall not affect the accuracy of such representations and warranties made by DTI Holdings or Seller under this Agreement as of the date hereof. Such additions, deletions or modifications to the Seller Disclosure Schedule set forth herein shall be separately transmitted by facsimile to Parent and its counsel on such date and to the extent practicable shall be clearly marked to indicate the changes made to the then-existing Seller Disclosure Schedule.

      8.14 Seller Closing Financial Statements and Updates to Liability Schedules. No later than May 1, 2003, Seller and DTI Holdings shall deliver to Parent and Buyer (i) the Seller Closing Financial Statements (it is hereby understood that Parent and Buyer shall cooperate with Seller in the preparation of the Seller Closing Financial Statements) and (ii) the updates to Schedule 2.9(b), Schedule 2.9(c) and Schedule 2.9(d) required pursuant to Section 2.9.

      8.15 Payment of Closing Date Assets Surplus. On the Holdback Instruction Date, Parent and Buyer shall pay to Seller and DTI Holdings the Closing Date Assets Surplus, if any.

      8.16 Covenants Regarding Designated Employees.

            (a) Parent or Buyer shall give each Designated Employee (other than those individuals listed on Schedule 9.2(m)) an offer letter, to be effective as of the Closing Date, in substantially the form attached hereto as Exhibit B ("Offer Letter"), upon proof evidencing a legal right to work in the United States. Such Offer Letters will (i) have terms, including the position, salary and responsibilities of such employee, and (ii) supersede any prior employment agreements and other arrangements with such Designated Employee in effect prior to the Closing Date. Each of DTI Holdings and Seller shall use reasonable efforts to encourage each Designated Employee to accept the Offer Letter given to such Designated Employee by Buyer or Parent and each of DTI Holdings and Seller shall provide Buyer and Parent with reasonable access to the Designated Employees prior to the Closing Date in order to, among other things, deliver Offer Letters and provide information about Buyer and Parent to such Designated Employees.

            (b) Immediately prior to the Closing, Seller shall terminate (i) the employment of all Designated Employees, and (ii) all Employee Contracts and any other arrangements with the Designated Employees. As of the Closing, Seller shall pay to the Designated Employees any and all Liabilities relating to or arising out of their employment or termination of employment, including any payments and benefits due to such Designated Employees pursuant to accrued wages, salary, vacation, bonus, commission or other forms of compensation and shall pay to the appropriate taxing authorities on or before the date due any amounts required to be deposited with respect to such payments.

            (c) From and after the Closing, Seller shall assume or retain, as the case may be, and be solely responsible for all Liabilities arising under, resulting from or relating to the Employee Plans, International Employee Plans, and Employee Contracts or otherwise relating to Seller's employment of or termination of the Employees (including the Designated Employees), whether incurred before, on or after the Closing (the "Benefits Liabilities"), other than the Benefits Liabilities incurred after the Closing with respect to the Transferred Employee Plans. From and after the Closing, Parent and Buyer shall be solely responsible for all Liabilities arising under, resulting from or relating to Parent or Buyer's employment or termination of the Designated Employees, except for Benefits Liabilities.

            (d) As soon as practicable following the Closing Date, Designated Employees shall be eligible to receive benefits consistent with Buyer's human resources policies in effect from time to time. Nothing in this Section 8.16 shall be construed to entitle any Designated Employee to continue his or her employment with Parent or Buyer or any affiliate of Parent or Buyer for any period of time and the employment of all Designated Employees shall be terminable "at-will."

      8.17 401(k) Plan. Seller has made arrangements with the applicable trustee(s) and Fidelity Management Trust Company ("Service Provider") to complete the termination of the Dynamic Telecommunications, Inc. CORPORATEPlan for RETIREMENT (Plan Number: 001 (23816)) (the "Plan"), including, but not limited to, the distribution of assets from such Plan and the filing of all necessary annual returns (the "401(k) Termination"). The Service Provider has prepared a letter agreement whereby it agrees to complete the 401(k) Termination and acknowledge the receipt of all fees necessary to complete the 401(k) Termination. Seller has provided Parent with a copy of such letter agreement.

      8.18 Transferred Employee Plans. Seller shall take all actions necessary to transfer the Transferred Employee Plans to Buyer as of the Closing Date and shall satisfy all Liabilities with respect to the Transferred Employee Plans prior to the Closing Date. Notwithstanding anything to the contrary, Seller shall be solely responsible for all Benefit Liabilities associated with actions or inactions taken by Seller with respect to such Transferred Employee Plans prior to the Closing Date. Seller shall provide Buyer with all information necessary to satisfy any ongoing obligations under the Transferred Employee Plans, including all information necessary or appropriate for Buyer or Parent to offer continuation coverage under COBRA (or similar state law) to those individuals who are qualified beneficiaries (as defined in Treasury Regulation
Section 54.4980B-3, Q&A-1) with respect to such Transferred Employee Plans.

      8.19 Distribution. DTI Holdings and Seller agree that before Seller distributes any portion of the Purchase Price to DTI Holdings, Seller will use the proceeds it receives from the Purchase Price to (a) retire all funded indebtedness of Seller, (b) pay in full all outstanding capital lease obligations, and (c) repay all current liabilities (with the exception of any Assumed Liabilities).

      8.20 Non-transferability of Earn-Out Payments. DTI Holdings and Seller each hereby agree and acknowledge that Seller's right to receive any Earn-Out Payments shall not be transferable to any Person.

      8.21 Attorney-in-Fact. Effective on the Closing Date, Seller hereby constitutes and appoints Parent and Buyer the true and lawful attorneys of Seller, with full power of substitution, in the name of Seller, Parent or Buyer, but on behalf of and for the benefit of Parent and Buyer: (a) to demand and receive from time to time any and all of the Acquired Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (b) to institute, prosecute, compromise and settle any and all actions, suits, proceedings, arbitration, or governmental or regulatory investigations or audits ("Actions or Proceedings") that Parent or Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Acquired Assets; (c) to defend or compromise any or all Actions or Proceedings in respect of any of the Acquired Assets; and (d) to do all such acts and things in relation to the matters set forth in the preceding clauses (a) through (c) as Parent or Buyer shall deem desirable; provided, however, that if any of the actions authorized by this Section 8.21 could reasonably be determined to result in liability of DTI Holdings or Seller or in a claim for indemnification by Parent or Buyer against DTI Holdings or Seller, then Parent or Buyer shall not take any such actions without complying with the procedures set forth in Article XI of this Agreement. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Seller shall deliver to Parent and Buyer at the Closing an acknowledged power of attorney to the foregoing effect executed by Seller.

      8.22 Tax Matters.

            (a) Allocation of Purchase Price. The parties hereto intend that the purchase be treated as a taxable transaction for federal and state income tax purposes. Within ninety (90) days after the Closing Date, Parent shall provide Seller with an allocation among the Acquired Assets of the Closing Cash Payment plus the absolute value of the Assumed Liabilities to the extent properly taken into account under Section 1060 of the Code and the regulations promulgated thereunder (the "Allocation"). Such Allocation shall provide that the allocation to the property, plant and equipment shall be consistent with the book value for such assets as shown on the Seller Closing Balance Sheet. Any payment made to Parent, Buyer Seller or DTI Holdings pursuant to Article X, Article XI, or
Article XII hereof (other than the portion of any payment attributable to imputed interest) shall be treated for all tax purposes as an adjustment to the Closing Cash Payment and Parent shall provide an amended Allocation to Seller reflecting such adjustment. For a period of five days after Parent provides the Allocation to Seller, Seller shall have the opportunity to review and comment on the Allocation, and the parties shall cooperate in good faith for a period of ten days thereafter to mutually agree to appropriate revisions to the Allocation. If any such revisions are mutually agreed, the Allocation as so revised (the "Final Allocation") shall be conclusive and binding upon Parent, Buyer, Seller and DTI Holdings for all purposes, and the parties agree that all returns and reports (including IRS Form 8594) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise file a Tax return position inconsistent with) the Final Allocation unless required by the IRS or any other applicable taxing authority.

            (b) Transfer Taxes. Buyer shall be responsible for and shall pay when due any sales, use, excise or similar transfer taxes that may be payable in connection with the sale or purchase of the Acquired Assets, up to a maximum of $15,000.00 (the "Transfer Taxes"). Seller shall be responsible for and shall pay when due any sales, use, excise or similar transfer taxes to the extent such taxes exceed such $15,000.00 maximum. The parties hereto shall cooperate with each other and use their reasonable best efforts to minimize such Transfer Taxes, including but not limited to the transfer of all Software by remote electronic transmission.

            (c) Responsibility for Taxes and Tax Returns. (i) Subject to Section 8.22(c)(iii) below, DTI Holdings and Seller will be responsible for the preparation and filing of all Tax Returns of DTI Holdings and Seller, respectively (including Tax Returns required to be filed after the Closing
Date), to the extent such Tax Returns include or relate to Seller's operation of the Business or Seller's use or ownership of the Acquired Assets on or prior to the Closing Date. DTI Holdings' and Seller's Tax Returns to the extent they relate to the Business or Acquired Assets shall be true, complete and correct in all material respects and prepared in accordance with applicable law. DTI Holdings and Seller will be responsible for and make all payments of Taxes shown to be due on such Tax Returns to the extent they relate to the Purchased Assets or the Business.

                  (i) Parent and Buyer will be responsible for the preparation and filing of all Tax Returns it is required to file with respect to Buyer's ownership or use of the Acquired Assets or its operation of the Business attributable to taxable periods (or portions thereof) commencing after the Closing Date. Buyer's Tax Returns, to the extent they relate to the Acquired Assets or the Business, shall be true, complete and correct in all material respects and prepared in accordance with applicable law in all respects. Buyer will make all payments of Taxes shown to be due on such Tax Returns to the extent they relate to the Acquired Assets or the Business.

                  (ii) In the case of any real or personal property taxes (or other similar Taxes) attributable to the Acquired Assets the Tax Returns for which cover a taxable period commencing before the Closing Date and ending thereafter, (A) if Parent and Buyer are required under applicable law to prepare such Tax Returns and make all payments required with respect to any such Tax Returns, Seller will promptly reimburse Parent and Buyer upon receipt of a copy of the filed Tax Return to the extent any payment made by Parent and Buyer relates to the taxable period (or portion thereof) ending on the Closing Date, which amount shall be determined and prorated on a per diem basis, and (B) if DTI Holding and Seller are required to prepare such Tax Returns and make all payments required with respect to any such Tax Returns, Parent and Buyer will promptly reimburse DTI Holding and Seller upon receipt of a copy of the filed Tax Return to the extent any payment made by DTI Holding and Seller relates to that portion of the taxable period beginning on the first day after the Closing Date, which amount shall be determined and prorated on a per diem basis.

            (d) Cooperation. To the extent relevant to the Business or the Acquired Assets, each party shall (i) provide the other with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes and (ii) retain and provide the other with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit or examination, or other proceeding relating to Taxes. Seller shall retain all documents, including prior years' Tax Returns, supporting work schedules and other records or information with respect to all sales, use and employment tax returns and, absent the receipt by Seller of the relevant tax clearance certificates, shall not destroy or otherwise dispose of any such records for six (6) years after Closing without the prior written consent of Buyer. All such records, information and Tax Returns shall be deemed to be proprietary information protected by the Non-Disclosure Agreement and the parties agree that as to this information the term of the Non-Disclosure Agreement shall continue until six (6) years after closing.

            (e) Employee Withholding. Parent and Buyer shall prepare and furnish to each of the Designated Employees a Form W-2 which shall reflect all wages and compensation paid to the Designated Employees for that portion of the calendar year in which the Closing Date occurs during which the Designated Employees were employed by Seller and were employed in connection with the operation of the Business. Seller shall furnish to Buyer the Forms W-4 and W-5 of each Designated Employee. Parent and Buyer shall send to the appropriate Social Security Administration office a duly completed Form W-3 and accompanying copies of the duly completed Forms W-2. It is the intent of the parties hereunder that the obligations of Parent, Buyer and Seller under this Section 8.22 shall be carried out in accordance with Section 5 of Revenue Procedure 96-60.

      8.23 Payment of Retention Bonuses. On the second anniversary of the Closing Date, Parent or Buyer agrees to pay each of the Designated Employees listed on Schedule 8.23 hereto the bonus amount listed opposite such Designated Employee's name on Schedule 8.23 (collectively, the "Retention Bonuses"); provided, however, that no such Designated Employee shall be entitled to payment of such bonus if the Designated Employee has not been employed by Parent or Buyer (or any of their affiliates) continuously during the period beginning on the Closing Date and ending on the second anniversary of the Closing Date; provided further, that the employment by Parent or Buyer of each of the Designated Employees shall be "at-will" and each of the Designated Employees may be terminated by Parent or Buyer at any time, with or without cause or notice, and nothing in this Section 8.23 or elsewhere in this Agreement (or any other agreement or document delivered in connection herewith) shall give rise to or in any way serve as the basis for the modification, amendment, or extension, by implication or otherwise, of such Designated Employee's employment with Parent or Buyer.

      8.24 Change of Seller's Name. As soon practicable following the Closing (and in any event before the date 15 days after the Closing Date), Seller and DTI Holdings shall take all actions necessary to change the name of Seller.

      8.25 No Prohibition or Illegality. Neither Parent nor Buyer will enter into any Contract that prohibits or makes illegal Parent or Buyer's operation of the Business prior to January 1, 2005, except as otherwise permitted under
Section 8.26.

      8.26 Conduct of Business Following Closing. Parent and Buyer hereby agree that prior to January 1, 2005, unless otherwise agreed by Seller, neither Parent nor Buyer shall (a) discontinue the Business; or (b) sell the Business to a third-party without maintaining Seller's right to receive the Earn-Out Payments under Article XII of this Agreement; provided, however, nothing in this Section
8.26 shall limit in any manner either (A) Parent or Buyer's right to manage the operations of the Business subsequent to the Closing as permitted by Section
12.7 or (B) Parent's right to engage in strategic transactions at the corporate level, including by way of example, Parent's engaging in any merger, acquisition or combination, or any sale of all or substantially all of Parent's assets, or any strategic partnership, joint venture or other corporate-level transaction.

                                   ARTICLE IX

                            CONDITIONS TO THE CLOSING

      9.1 Conditions to Obligations of Each Party. The respective obligations of Parent, Buyer, DTI Holdings and Seller to effect the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby.

            (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending.

      9.2 Additional Conditions to the Obligations of Parent and Buyer. The obligation of Parent and Buyer to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Buyer:

            (a) Representations, Warranties and Covenants. (i) The representations and warranties of DTI Holdings and Seller in this Agreement were true and correct on the date they were made and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except as would not individually or in the aggregate (without giving effect to any limitation as to "materiality," "material adverse effect" or similar qualifications set forth therein) have a Material Adverse Effect, and (ii) DTI Holdings and Seller shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by DTI Holdings and Seller as of the Closing.

            (b) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote under applicable law by the stockholders of DTI Holdings.

            (c) Governmental Approval. Approvals from any court, administrative agency, commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (if any) deemed appropriate or necessary by Parent or Buyer shall have been timely obtained.

            (d) Litigation. There shall be no Action or Proceeding of any nature pending or threatened against (i) either DTI Holdings or Seller, or their respective properties or any of their respective officers or directors arising out of, or in any way connected with, the transactions contemplated hereby, or
(ii) the Business, the Products, the Acquired Assets or the Designated
Employees.

            (e) Third Party Consents. Parent and Buyer shall have received all consents, waivers, approvals, licenses and assignments for all Contracts and Licensed Technology, except for those Contracts or Licensed Technology specifically listed in Schedule 9.2(e) to this Agreement.

            (f) Release of Liens. Parent and Buyer shall have received from Seller a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Parent, that are necessary or appropriate to evidence the release of all Liens set forth in Schedule 9.2(f) to this Agreement.

            (g) No Material Adverse Effect. There shall not have occurred any event or condition of any character (including without limitation any bankruptcy or similar legal or equitable proceeding) that has had or is reasonably likely to have a Material Adverse Effect since the date of this Agreement.

            (h) Designated Employee Arrangements. With the exception of those individuals listed on Schedule 9.2(h), each of the Designated Employees shall have entered into "at-will" employment arrangements with Buyer pursuant to their execution of an Offer Letter or an Employment Agreement, shall have agreed to be employees of Buyer after the Closing, and shall be employees of Seller immediately prior to the Closing. In addition, effective as of the Closing Date, Seller shall have terminated all Employee Contracts and waive all of its rights under any such employment agreements or other arrangements, including without limitation any duty of confidentiality owed to Seller by any such Designated Employee.

            (i) Certificate of DTI Holdings and Seller. Parent and Buyer shall have received a certificate, validly executed by the Chief Executive Officer of each of DTI Holdings and Seller for and on their behalf, to the effect that, as of the Closing, each of the conditions to the obligations of DTI Holdings and Seller set forth in Section 9.2(a), (d) and (g) above have been satisfied (unless otherwise waived by Parent and Buyer in accordance with the terms hereof).

            (j) Certificate of Secretary of Seller. Parent and Buyer shall have received a certificate, validly executed by the Secretary of each of DTI Holdings and Seller, certifying as to (i) the terms and effectiveness of the DTI Holdings Charter Documents and the Seller Charter Documents, (ii) the valid adoption of resolutions of the Board of Directors of DTI Holdings and Seller approving this Agreement and the consummation of the transactions contemplated hereby, and (iii) the valid receipt of approval by the stockholders of DTI Holdings and Seller of this Agreement and the transactions contemplated hereby;

            (k) Deliveries. Seller shall have delivered to Parent and Buyer executed copies of the Collateral Agreements and shall have delivered, transferred, assigned or licensed (as the case may be) all of the Acquired Assets as set forth in Article II and Article IV hereof.

            (l) Legal Opinion. Parent and Buyer shall have received from Seller's Counsel on or prior to the Closing, addressed to it, in substantially the form attached hereto as Exhibit C.

            (m) Noncompetition Agreements; Employment Agreements. Each of the individuals listed on Schedule 9.2(m) hereto shall have delivered to Parent (i) an executed Noncompetition Agreement; and (ii) an executed Employment Agreement.

            (n) Registration Rights Agreement. Parent shall have received from Seller an executed Registration Rights Agreement, a form of which is attached hereto as Exhibit F.

            (o) Invention Assignment Agreements. Each individual listed on
Schedule 9.2(o) hereto shall have delivered to Parent an executed Invention Assignment Agreement in the form attached hereto as Exhibit G.

            (p) Update Schedules. Parent and Buyer shall have received from Seller the Update Schedules pursuant to Section 8.13 hereof.

      9.3 Additional Conditions to Obligations of Seller. The obligations of DTI Holdings and Seller to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by DTI Holdings and Seller:

            (a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent and Buyer in this Agreement were true and correct when made and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except as would not individually or in the aggregate (without giving effect to any limitation as to "materiality," "material adverse effect" or similar qualifications set forth therein) have a material adverse effect on the legality, validity or enforceability of Parent or Buyer's obligations under this Agreement, and (ii) Parent and Buyer shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by Parent or Buyer as of the Closing.

            (b) Deliveries. Buyer shall have delivered to Seller executed copies of each Collateral Agreement required to be executed by it and the Registration Rights Agreement and shall have delivered the Closing Cash Payment in the manner set forth in Section 3.2.

            (c) Certificate of Parent and Buyer. DTI Holdings and Seller shall have received a certificate, validly executed by the Chief Financial Officer of each of Parent and Buyer for and on their behalf, to the effect that, as of the Closing, each of the conditions to the obligations of Parent and Buyer set forth in this Section 9.3(a) have been satisfied (unless otherwise waived by DTI Holdings or Seller in accordance with the terms hereof).

            (d) Certificate of Secretary of Parent and Buyer. DTI Holdings and Seller shall have received a certificate, validly executed by the Secretary of each of Parent and Buyer, certifying as to the valid adoption of resolutions of the Board of Directors of Parent and Buyer approving this Agreement and the consummation of the transactions contemplated hereby.


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

                                   ARTICLE X

                                     ESCROW

      10.1 Escrow Fund. At the Closing, Parent shall deposit with the Escrow Agent the Escrow Amount, which will constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The Escrow Fund shall be available to compensate Parent and Buyer for (a) any Losses incurred by Parent, Buyer, and each of Parent and Buyer's officers, directors and affiliates pursuant to the indemnification provisions set forth in Article XI hereof and
(b) any Closing Date Assets Shortfall (as provided in Section 10.3(a) below). Neither Parent nor Buyer shall be entitled to receive any payments for Losses from the Escrow Fund unless and until an Officer's Certificate identifying such Loss has been delivered to Seller and to the Escrow Agent as provided in Section
11.6 hereof, and either there is no objection thereto or any objection has been resolved in accordance with the provisions of Section 11.7 hereof. In such case, Parent or Buyer may recover from the Escrow Fund all Losses for which there is no objection or any objection has been resolved in accordance with the provisions of Section 11.7.

      10.2 Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately after the Closing and shall terminate at 5:00 p.m. (Illinois Time) on the first year anniversary of the Closing (the "Escrow Period"), except as provided in Section 10.3(b) below.

      10.3 Distributions of Escrow Amount.

            (a) Distribution of Holdback Amount. On a date no later than 15 days after Seller's delivery to Parent and Buyer of the Seller Closing Financial Statements (the "Holdback Instruction Date"), Parent shall provide written instructions to the Escrow Agent with respect to how the Holdback Amount shall be distributed. Such instructions shall specify that the Holdback Amount will be distributed in accordance with the following:

                  (i) The Holdback Amount minus the Closing Date Assets Shortfall shall be distributed to Seller; and

                  (ii) Any balance of the Holdback Amount shall be distributed to Parent.

The Escrow Agent shall distribute the Holdback Amount as instructed within three
(3) days of receiving such instructions.

            (b) Distribution to Seller Upon Termination of Escrow Period. If no Officer's Certificate pertaining to unsatisfied claims is delivered to the Escrow Agent at or prior to the termination of the Escrow Period, upon termination of the Escrow Period, the Escrow Agent, without further authorization or instruction, shall promptly distribute the remainder of the Escrow Fund to Seller; provided, however, that such amount (or the portion thereof) that is necessary in the reasonable judgment of Parent or Buyer, subject to the objection of Seller and the subsequent arbitration of the matter in the manner provided in Section 11.7 hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of the Escrow Period and as are specified in an Officer's Certificate delivered to the Escrow Agent prior to the termination of such Escrow Period, may be retained in the Escrow Fund after termination of the Escrow Period. As soon as any or all such claims have been resolved as evidenced by written notice delivered by Parent to the Escrow Agent, the Escrow Agent shall deliver to the Seller the remaining portion of the Escrow Fund that is not required to satisfy such claims.

      10.4 Protection of the Escrow Fund.

            (a) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period and shall hold and dispose of the Escrow Fund only in accordance with the terms of this Agreement.

            (b) The Escrow Amount shall be invested in a US Bank Business Money Market Account that is FDIC insured.

            (c) Any interest paid on the Escrow Amount shall be added to the Escrow Fund and deemed a part thereof. The Seller shall be liable for any Taxes with respect to income earned on the Escrow Fund.

      10.5 Escrow Agent's Duties.

            (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Article X and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of each of Parent, Buyer and Seller, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

            (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any person other than the parties hereto, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

            (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

            (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

            (e) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

            (f) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold any Escrow Amount remaining in the Escrow Fund and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

            (g) Parent and Buyer on the one hand, and Seller and DTI Holdings on the other hand, agree, jointly and severally, to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any claims or litigation arising from this Agreement or involving its subject matter, except for losses, claims, damages, liabilities and expenses arising from the gross negligence or willful misconduct on the part of the Escrow Agent.

            (h) The Escrow Agent may resign at any time upon giving at least 30 days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: Parent and Buyer, on the one hand, and Seller and DTI Holdings on the other hand, shall use their best efforts to mutually agree on a successor escrow agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of Illinois. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

      10.6 Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be shared equally by (a) Parent and Buyer on the one hand, and
(b) Seller and DTI Holdings on the other hand. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, and expenses occasioned by such default, delay, controversy or litigation. Each of Parent, Buyer, Seller and DTI Holdings promised to pay its respective portion of these sums upon demand.

      10.7 Consequential Damages. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                                   ARTICLE XI

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      11.1 Survival of Representations and Warranties. The representations and warranties of DTI Holdings and Seller contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the two-year anniversary of the Closing Date. The representations and warranties of Parent and Buyer contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing; provided, however, that the representation and warranty of Parent and Buyer set forth in Section 6.4 hereof shall terminate on the two-year anniversary of the Closing Date.

      11.2 Indemnification. DTI Holdings and Seller hereby jointly and severally agree to indemnify and hold Parent and Buyer, and each of Parent and Buyer's officers, directors and affiliates, harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred or sustained by such Persons, directly or indirectly, as a result of (a) any breach of a representation or warranty of DTI Holdings or Seller contained in this Agreement or in any certificate, instrument, or other document delivered by DTI Holdings or Seller pursuant to this Agreement (without giving effect to any limitation as to "materiality," "material adverse effect," "Material Adverse Effect" or similar qualifications set forth therein), (b) any failure by DTI Holdings or Seller to perform or comply with any covenant applicable to it contained in this Agreement or the Collateral Agreements, (c) any Excluded

Liabilities, or (d) any failure of DTI Holdings or Seller to comply with any applicable bulk transfer laws with respect to the transactions contemplated hereby.

      11.3 Limitation of Liability With Respect to Certain Losses. Except for intentional fraud or willful misconduct, Parent or Buyer's ability to seek indemnification from DTI Holdings or Seller for indemnifiable Losses incurred by Parent or Buyer relating to Section 11.2(a) and Section 11.2(b) shall be limited as provided below in this Section 11.3. The amount of any indemnifiable Losses relating to Section 11.2(a) or Section 11.2(b) shall be recoverable by Parent or Buyer (a) first, through recourse to the Escrow Fund in accordance with Section 11.6; and (b) second, if the Escrow Period has expired and/or the Escrow Fund has been exhausted, then by adding as an expense to the 2003 EBITDA Amount or 2004 EBITDA Amount, as the case may be, an amount equal to such Loss that has not been recovered and received by Parent or Buyer from the Escrow Fund pursuant to Section 11.3(a) above, provided, however, that no more than $1,000,000.00 aggregate expenses (the "EBITDA Adjustment Limit") shall be added to the 2003 EBITDA Amount and the 2004 EBITDA Amount pursuant to this Section 11.3(b); and provided further, that to the extent that, prior to the application of this
Section 11.3(b), the amount of a Loss has been included in the calculation of either the 2003 EBITDA Amount or the 2004 EBITDA Amount, as the case may be, no further expenses shall be added to the 2003 EBITDA Amount or the 2004 EBITDA Amount with respect to such Loss by virtue of this Section 11.3(b) (but such expense shall count towards the EBITDA Adjustment Limit).

      11.4 No Limit With Respect to Other Losses. The amount of any indemnifiable Losses relating to Section 11.2(c) or Section 11.2(d) shall not be subject to any limitation. With respect to indemnifiable Losses relating to
Section 11.2(c) or Section 11.2(d), Parent may seek recourse from the Escrow Fund, from Seller or DTI Holdings directly, or by electing to reduce the amount of any Earn-Out Payments to which Seller is entitled.

      11.5 Minimum Amount. Except as set forth below, Parent or Buyer may not seek indemnification from DTI Holdings or Seller with respect to Losses it incurs relating to Sections 11.2(a) and 11.2(b) unless and until the amount of all such Losses incurred by Parent and Buyer exceeds $125,000.00 in the aggregate, in which event, and subject to the provisions of Section 11.3 above, DTI Holdings and Seller shall be liable to Parent and Buyer for all such Losses incurred by Parent or Buyer without regard to such $125,000.00 threshold. Losses relating to Section 11.2(c) or Section 11.2(d) shall not be subject to the minimum loss threshold described above.

      11.6 Indemnification Procedure. If Parent or Buyer seeks indemnification under this Article XI, Parent or Buyer shall deliver an Officer's Certificate to DTI Holdings, Seller (and the Escrow Agent, if the Escrow Period has not expired). DTI Holdings and Seller may object to such claim by delivering written notice to Parent and Buyer (and the Escrow Agent, if the Escrow Period has not expired) specifying the basis for DTI Holdings and Seller's objection within 30 days following receipt by DTI Holdings and Seller of notice from Parent or Buyer regarding such claim. If no such objection is made within the 30 day period, Parent and Buyer may recover Losses as provided for in Section 11.3 and Section
11.4 above without further consent or approval required of DTI Holdings or Seller. For the purposes hereof, "Officer's Certificate" shall mean a certificate signed by any officer of Parent or Buyer (i) stating that Parent or Buyer has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant, Excluded Liability or bulk transfer tax.

      11.7 Resolution of Conflicts; Arbitration.

            (a) In case DTI Holdings and Seller shall object in writing to any claim or claims made in any Officer's Certificate to recover Losses within 30 days after delivery of such Officer's Certificate, DTI Holdings and Seller, Parent and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If DTI Holdings and Seller and Parent or Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, if appropriate, delivered to the Escrow Agent, at which time the claim shall be promptly paid or expensed, as the case may be.

            (b) If no such agreement can be reached after good faith negotiation and prior to 60 days after delivery of an Officer's Certificate, Parent, Buyer or Seller may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent, Buyer, DTI Holdings and Seller. In the event that, within 30 days after submission of any dispute to arbitration, Parent, Buyer, DTI Holdings and Seller cannot mutually agree on one arbitrator, then, within 15 days after the end of such 30 day period, Parent, Buyer, DTI Holdings and Seller shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If Seller does not select an arbitrator during this 15 day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by Parent or Buyer.

            (c) Any such arbitration shall be held in Cook County, Illinois, under the rules then in effect of the American Arbitration Association. The arbitration shall be governed by the laws of the State of Delaware. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Within 30 days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party (including with respect to Parent or Buyer Losses recoverable from DTI Holdings or Seller as permitted under Section 11.3 and Section 11.4 above).

            (d) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

      11.8 Third-Party Claims. In the event Parent or Buyer becomes aware of a third-party claim which Parent or Buyer reasonably believes may result in a demand for indemnification pursuant to this Article XI, Parent or Buyer shall notify DTI Holdings and Seller of such claim, and Seller shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Parent shall have the right, in its sole discretion, to conduct the defense of and settle any such claim; provided, however, that except with the consent of DTI Holdings and Seller, no settlement of any such claim with third-party claimants shall be determinative of the amount of Losses relating to such matter. In the event that Seller has consented to any such settlement, DTI Holdings and Seller shall have no power or authority to object under any provision of this Article XI to the amount of any claim by Parent or Buyer against DTI Holdings or Seller with respect to such settlement.

                                  ARTICLE XII

                              EARN-OUT ARRANGEMENTS

      12.1 Earn-Out Payments; Obligation to Pay Additional Consideration. Parent or Buyer shall pay the Earn-Out Payments to Seller in accordance with this
Article XII.

      12.2 Definitions. For purposes of this Article XII, the following terms shall have the following meanings:

            (a) "2003 EBITDA Amount" shall mean EBITDA for the fiscal year ended December 31, 2003 (which shall include EBITDA of Seller for the period beginning January 1, 2003 and ending as of the Closing Date).

            (b) "2003 Upside Payment" shall mean a payment equal to that amount indicated in the row entitled "Total Upside Payment" on Schedule 12.2(b) hereof that corresponds to the 2003 EBITDA Amount listed in the row entitled "EBITDA" on Schedule 12.2(b) hereof; provided, that if the 2003 EBITDA Amount falls between two of the listed values for "EBITDA" on Schedule 12.2(b), the parties hereto agree that the 2003 Upside Payment shall be pro-rated so that it is equal to the amount of "Total Upside Payment" that would correspond to the actual 2003 EBITDA Amount, assuming a straight-line increase between the two applicable "EBITDA" values.

            (c) "2004 EBITDA Amount" shall mean EBITDA for the fiscal year ended December 31, 2004.

            (d) "2004 Upside Payment" shall mean a payment equal to that amount indicated in the row entitled "Total Upside Payment" on Schedule 12.2(d) hereof that corresponds to the 2004 EBITDA Amount listed in the row entitled "EBITDA" on Schedule 12.2(d) hereof; provided, that if the 2004 EBITDA Amount falls between two of the listed values for "EBITDA" on Schedule 12.2(d), the parties hereto agree that the 2004 Upside Payment shall be pro-rated so that it is equal to the amount of "Total Upside Payment" that would correspond to the actual 2004 EBITDA Amount, assuming a straight-line increase between the two applicable "EBITDA" values.

            (e) "Catch-Up Payment" shall mean a payment equal to (i) the amount of the "Catch Up Payment" that corresponds to the 2004 EBITDA Amount listed in the row entitled "EBITDA" on Schedule 12.2(d) less (ii) the 2003 Upside Payment; provided, however, that the Catch-Up Payment shall not exceed $4,000,000.00 minus the 2003 Upside Payment.

            (f) "Earn-Out Payments" shall mean the sum of (i) the 2003 Upside Payment, (ii) the 2004 Upside Payment, and (iii) the Catch-Up Payment, if any, payable in accordance with Section 12.3 below.

            (g) "EBITDA" shall mean Buyer's earnings (and, solely for purposes of Section 12.2(a) hereof, Seller's earnings), before the deduction of interest expenses, taxes, depreciation, and amortization, for the 12 month period ended December 31, 2003 and 2004, as adjusted pursuant to Section 11.3 and Section
12.5 hereof.

      12.3 Preparation of Financial Statements Related to the Business. After December 31, 2003 and December 31, 2004, Buyer's financial statements shall be prepared in accordance with how Parent's financial statements are prepared. The amount of any Earn-Out Payments for the applicable period shall be computed based on EBITDA as set forth in such financial statements and as adjusted in accordance with Section 11.3(b) and Section 12.5. Unless Seller makes a written demand for a consultation as provided in Section 12.8 hereof, the determination of EBITDA and the amount of the Earn-Out Payments by Parent will be conclusive and binding on the parties.

      12.4 Earn-Out Payments. Subject to Section 11.4, the Earn-Out Payments shall be payable as follows:

            (a) Payment Dates. The 2003 Upside Payment, if any, shall be paid to Seller on May 1, 2004, and the 2004 Upside Payment and the Catch-Up Payment, if any, shall be paid to Seller on May 1, 2005 (each such date, an "Earn-Out Payment Date").

            (b) Form of Payment. The Earn-Out Payments shall be payable by Parent or Buyer as follows:

                  (i) 50% of the respective Earn-Out Payment shall be paid in cash; and

                  (ii) the remaining 50% of the respective Earn-Out Payment shall be paid, at the option of Parent, (A) in cash and/or (B) in Common Stock of Parent (the "Earn-Out Shares"). If any of the Earn-Out Payment is paid in Earn-Out Shares, the number of Earn-Out Shares to be delivered shall be determined based on the average of the closing sales prices of one share of

Parent's Common Stock, as reported on The Nasdaq National Market, for the ten trading days ending one day prior to the immediately applicable Payment Date.

      12.5 Adjustment of EBITDA. In addition to any adjustments made in accordance with Section 11.3(b), the 2003 EBITDA Amount and the 2004 EBITDA Amount shall be subject to adjustment as follows:

            (a) For purposes of calculating the 2004 EBITDA Amount, EBITDA shall not be reduced by (i) the 2003 Upside Payment or (ii) the payment of the Retention Bonuses;

            (b) To the extent that inventory written off in December 2002 is utilized as part of the cost of goods sold in fiscal years 2003 or 2004, the original value of the inventory audited will be added back to the cost of goods sold in such fiscal year for purposes of calculating the 2003 EBITDA Amount and 2004 EBITDA Amount (a list of the inventory written off in December 2002 is attached as Schedule 12.5(b) to this Agreement.

            (c) Any overhead or administrative expenses incurred by Parent or Buyer that are unrelated to the Business (and to which subsection (d) below does not apply) shall not be included in the costs of goods sold for purposes of calculating the 2003 EBITDA Amount and the 2004 EBITDA Amount;

            (d) To the extent that Parent provides to Buyer any of the following services relating to the Business, Buyer shall pay Parent the fair market value of such services, and such Payments shall be considered expenses of Buyer for purposes of calculating EBITDA: (i) engineering services, (ii) sales and marketing services, (iii) legal services, and (iv) any other service that either DTI Holdings or Seller and Parent agree shall be governed by this Section 12.5(d);

            (e) To the extent that (i) any Losses are recovered by Parent or Buyer from the Escrow Fund as provided in Section 11.3(a), and (ii) prior to taking into account any adjustments made pursuant to this Section 12.5(e), such Losses have been included as an expense in calculating the 2003 EBITDA Amount or the 2004 EBITDA Amount, an adjustment shall be made to the 2003 EBITDA Amount or the 2004 EBITDA Amount, as the case may be, to reverse the expense charge relating to such Losses previously included in said calculations by the amount of such Losses recovered by Parent or Buyer out of the Escrow Fund; and

            (f) To the extent that (i) any Losses exceed the EBITDA Adjustment Limit, and (ii) prior to taking into account any adjustments made pursuant to this Section 12.5(f), such excess Losses have been included as an expense in calculating the 2003 EBITDA Amount or the 2004 EBITDA Amount, an adjustment shall be made to the 2003 EBITDA Amount or the 2004 EBITDA Amount, as the case may be, to reverse the expense charges relating to such Losses previously included in said calculations by the amount by which such excess Losses were included as an expense in calculating the 2003 EBITDA Amount or the 2004 EBITDA Amount.

      12.6 No Carry-Forward. If the 2003 EBITDA Amount is greater than the highest EBITDA amount listed in row entitled "EBITDA" on Schedule 12.2(b), the 2003 Upside Payment shall equal the maximum amount indicated in the row entitled "Total Upside Payment" for 2003 on

Schedule 12.2(b) hereof. There shall be no carry-forward of the amount by which the 2003 EBITDA Amount exceeds such highest amount listed in row entitled "EBITDA" on Schedule 12.2(b) for purposes of calculating the 2004 Upside Payment.

      12.7 Operations of Buyer. All decisions relating to the management and operations of Buyer following the Closing shall be made by Parent and shall not be challenged by Seller or DTI Holdings in connection with this Article XII in the absence of gross negligence or fraud by Parent. Nothing in this Section 12.7 shall be deemed to limit in any way the provisions of Section 12.5(c) or Section 12.5(d).

      12.8 Disputes Relating to Earn-Out Payments. Each Earn-Out Payment made under this Article XII shall be accompanied by a written computation showing in reasonable detail the basis on which the payment was calculated, consistent with the requirements of this Agreement. If Seller disputes the amount of an Earn-Out Payment, Seller may request a consultation with Parent regarding the calculation of such payment; provided that Seller must make such request within 30 days following its receipt of the written computation referred to above. If any such dispute regarding the computation continues for more than 20 days after Seller has requested a consultation with Parent, the matter shall be referred to arbitration in accordance with the provisions of Section 11.7 of this Agreement.

                                  ARTICLE XIII

                        TERMINATION, AMENDMENT AND WAIVER

      13.1 Termination. Except as provided in Section 13.2, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing whether before or after the requisite approval of the stockholders of DTI Holdings:

            (a) By the mutual written agreement of the parties;

            (b) By either Parent or Seller, if (i) the Closing has not occurred by June 30, 2003; provided, however, that the right to terminate this Agreement under this Section 13.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder or other breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; (ii) there shall be in effect a final nonappealable order of a federal or state court preventing consummation of the transactions contemplated hereby; or (iii) there shall be any legal requirement enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would make consummation of the transactions contemplated hereby illegal;

            (c) By Parent, if neither Parent nor Buyer is in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and (i) Seller is not using its commercially reasonable efforts to cure such breach, or has not cured such breach within 15 days, after notice of such breach has been given by Parent to Seller in accordance with
Section 14.1;

provided, however, that, no cure period shall be required for any such breach which by its nature cannot be cured and (ii) as a result of such breach, one or more of the conditions set forth in Section 9.1 or Section 9.2 would not be satisfied at or prior to the Closing;

            (d) By Seller, if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Buyer and (i) Parent is not using its commercially reasonable efforts to cure such breach, or has not cured such breach within 15 days, after notice of such breach has been given by Seller to Parent in accordance with Section 14.1; provided, however, that, no cure period shall be required for any such breach which by its nature cannot be cured and (ii) as a result of such breach, one or more of the conditions set forth in Section 9.1 or Section 9.3 would not be satisfied at or prior to the Closing;

            (e) By Parent, if there shall have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect; or

            (f) By Parent, if there shall be any action taken, or any legal requirement enacted, promulgated or issued after the date of this Agreement by any Governmental Entity, which would (i) prohibit or materially and adversely restrict Buyer's ownership or operation of any portion of the Business or the Acquired Assets or (ii) compel Parent or Buyer to dispose of all or any portion of the Acquired Assets or the Business as a result of the transactions contemplated by this Agreement.

      13.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 13.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, or its affiliates, officers, directors or stockholders; provided that each party shall remain liable for any willful breaches of this Agreement prior to its termination; and provided further that, the provisions of Section 8.3 (confidentiality), Section 8.7 (public disclosure), Article XIV and this Section
13.2 of this Agreement shall remain in full force and effect and survive any termination of this Agreement. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach hereof.

      13.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      13.4 Extension; Waiver. At any time prior to the Closing, Parent and Buyer on the one hand, and DTI Holdings and Seller on the other hand, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XIV

                               GENERAL PROVISIONS

      14.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or by commercial delivery service, or upon receipt or refusal of delivery if mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission from the recipient of such facsimile) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Parent or Buyer, to:

                        PCTEL, Inc.
                        8725 West Higgins Road, Suite 400
                        Chicago, Illinois 60631
                        Attention: Martin H. Singer
                        Telephone No.: (773) 243-3001
                        Facsimile No.: (773) 243-3050

                  with a copy (which shall not constitute notice) to:

                        Wilson Sonsini Goodrich & Rosati, P.C.
                        650 Page Mill Road
                        Palo Alto, California 94304
                        Attention: Douglas H. Collom
                        Telephone No.: (650) 493-9300
                        Facsimile No.: (650) 845-5000

            (b)   if to DTI Holdings or Seller, to:

                        Dynamic Telecommunications, Inc.
                        12810 Wisteria Drive, Third Floor
                        Germantown, Maryland 20874
                        Telephone No.: (301) 515-0036
                        Facsimile No.: (301) 515-0037

                  with a copy (which shall not constitute notice) to:

                        Lerch, Early & Brewer, Chartered
                        3 Bethesda Metro Center, Suite 460
                        Bethesda, Maryland 20814-5367
                        Attention: Paul J. DiPiazza, Esq.
                        Telephone No.: (301) 657-0172
                        Facsimile No.: (301) 986-0332

            (c)   if to Escrow Agent

                        U.S. Bank, N.A.
                        One California Street, Suite 2550
                        San Francisco, California 94111
                        Attention: Sheila K. Soares
                        Telephone No.: (415) 273-4582
                        Facsimile No.: (415) 273-4591

      14.2 Expenses. All fees and expenses incurred in connection with this Agreement and the Collateral Agreements including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party hereto, in connection with the negotiation and effectuation of the terms and conditions of this Agreement, the Collateral Agreements and the transactions contemplated hereby and thereby, shall be the obligation of the respective party incurring such fees and expenses.

      14.3 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Collateral Agreements, the Registration Rights Agreement, the Seller Disclosure Schedule, the Nondisclosure Agreement dated October 18, 2002 between Seller and Parent, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof and thereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise.

      14.4 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      14.5 Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      14.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      14.7 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

      14.8 Specific Performance. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      14.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

      14.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      14.11 Representation by Counsel. Each party hereto represents and agrees that it has been represented by counsel of its own choosing during the negotiation and execution of this Agreement and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or documents. The authorized officers of each party have carefully read and fully understand this Agreement in its entirety, have had it fully explained to them by such party's respective counsel, and are fully aware of the contents and meaning, intent and legal effect of this Agreement.

                                      *****

      IN WITNESS WHEREOF, Parent, Buyer, DTI Holdings, Seller and Escrow Agent have caused this Asset Purchase Agreement to be signed as of the date first written above.


"PARENT"                        PCTEL, INC.
                                a Delaware corporation

                                By: /s/ John Schoen
                                    ------------------------------------------
                                    John Schoen, Chief Financial Officer


"BUYER"                         PCTEL MARYLAND, INC.
                                a Delaware corporation

                                By: /s/ John Schoen
                                    ------------------------------------------
                                    John Schoen, Chief Financial Officer


"SELLER"                        DYNAMIC TELECOMMUNICATIONS, INC.
                                a Maryland corporation

                                By: /s/ Paul A. Kline
                                    ------------------------------------------
                                    Paul A. Kline, President


"DTI HOLDINGS"                  DTI HOLDINGS, INC.
                                a Delaware corporation

                                By: /s/ Paul A. Kline
                                    ------------------------------------------
                                    Paul A. Kline, President


"ESCROW AGENT"                  U.S. BANK, NA


                                By: /s/ Sheila K. Soares
                                    ------------------------------------------
                                    Sheila K. Soares, Assistant Vice President

                                    EXHIBIT A

                       GENERAL ASSIGNMENT AND BILL OF SALE

                                 MARCH 12, 2003

      This General Assignment and Bill of Sale (the "General Assignment") is made and effective as of March 12, 2003 by DTI Holdings, Inc., a Delaware corporation ("DTI Holdings") and Dynamic Telecommunications, Inc., a Maryland corporation and wholly-owned subsidiary of DTI Holdings ("Seller"), in favor of PCTEL Maryland, Inc., a Delaware corporation ("Buyer") and a wholly-owned subsidiary of PCTEL, Inc., a Delaware corporation ("Parent").

      WHEREAS, Parent, Buyer, DTI Holdings, and Seller have entered into an Asset Purchase Agreement dated as of March 12, 2003 (the "Purchase Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged:

      1. Assignment and Assumption. Subject to the terms and conditions of the Purchase Agreement, Seller hereby sells, conveys, transfers and assigns all of Seller's right, title and interest in and to all of the Acquired Assets free and clear of any and all Liens, to have and to hold the same, with the appurtenances thereof, unto Buyer, its successors and assigns forever, to and for their own use and benefit.

      2. Power of Attorney. For the consideration aforesaid, each of DTI Holdings and Seller hereby constitutes and appoints Parent and Buyer, and their respective successors and assigns, the true and lawful attorney or attorneys of each of DTI Holdings and Seller, with full power of substitution, for each of DTI Holdings and Seller and in each of their name and stead, or otherwise, but on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive from time to time, any and all properties hereby given, granted, bargained, sold, assigned, transferred, conveyed, set over, confirmed or delivered and to give receipts and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute in the name of either of DTI Holdings or Seller or otherwise, but for the benefit of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Parent and Buyer, and their respective successors or assigns, may deem proper in order to collect, assert or enforce any claim, right or title of any kind in and to the properties hereby given, granted, bargained, sold, assigned, transferred, set over, confirmed, delivered or conveyed, and to defend or compromise any or all actions, suits or proceedings in respect of any of said properties and do all such acts and things in relation thereto as Parent and Buyer, and their respective successors and assigns, shall deem advisable, each of DTI Holdings and Seller hereby declaring that the appointment made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by DTI Holdings and Seller in any manner and for any reason.

      3. Covenants. Each of DTI Holdings and Seller, for itself and its successors and assigns, does hereby covenant with Parent and Buyer, and their respective successor and assigns, that DTI Holdings and Seller and, and each of their successors and assigns, will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, bills of sale, transfers, assignments, conveyances, powers of attorney, conveying and confirming unto Buyer, its successors and assigns, all and singular, the properties hereby granted, sold, assigned, transferred, conveyed and delivered as Parent and Buyer, and their respective successors or assigns, shall reasonably require.

      4. Required Consents. To the extent that the assignment of any claim, suit, contract, license, lease, charter, commitment, sales order or purchase order to be assigned to Buyer hereby shall require the consent of the other party thereto, this instrument shall not constitute an assignment of the same if such consent has not been given and if an assignment or attempted assignment without such consent of said other party would constitute a breach thereof or in any way adversely affect the rights, powers, privileges, or liabilities of DTI Holdings, Seller, Parent or Buyer thereunder; provided, however, that once such consent is obtained, this instrument shall effect an assignment of such claim, suit, contract, license, lease, charter, commitment, sales order or purchase order. Each of DTI Holdings and Seller agrees that it will use its commercially reasonable efforts to obtain any required consent of the other party or parties to all such claims, suits, contracts, licenses, leases, charters, commitments, sales orders or purchase orders of Seller to the assignment thereof to Buyer and will cooperate with Parent and Buyer, and their respective successor and assigns, in any arrangement which Parent or Buyer, and their respective successors or assigns, shall consider designed to provide for Buyer the benefits under any such claims, suits, contracts, licenses, leases, charters, commitments, sales orders or purchase orders which are not assigned hereby, including enforcement for the benefit of Buyer of any and all rights, powers and privileges of DTI Holdings or Seller against the other party or parties thereto arising in respect of any default, breach of cancellation by such other party or parties or otherwise.

      5. Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this General Assignment.

      6. Notices. All notices and other communications hereunder shall be set forth in the Purchase Agreement.

      7. Third Party Actions. Each of DTI Holdings and Seller hereby agrees to cooperate in defending or prosecuting any claims or litigation relating to the transfer of title as provided herein, and to make available and furnish appropriate documents and testimony in connection therewith.

      8. No Third-Party Beneficiaries. This General Assignment is not intended and shall not be deemed to confer upon or give any person except the parties hereto (namely, DTI Holdings, Seller, Parent and Buyer and their respective successors or assigns) and the parties to the Acquired Assets and their respective successors and permitted assigns any right, title, interest, remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this General Assignment.

      9. Governing Law. This General Assignment shall be construed and enforced in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts laws thereof.

      10. Conflict with Purchase Agreement. In the event that any provision of this General Assignment be constructed to conflict with a provision in the Purchase Agreement, the provision in the Purchase Agreement shall be deemed to be controlling.

                                    * * * * *

      IN WITNESS WHEREOF, each of DTI Holdings and Seller has caused this General Assignment to be duly executed and delivered as of the date first written above.


SELLER:                            DYNAMIC TELECOMMUNICATIONS, INC.

                                   By:
                                       -------------------------------------
                                       Paul A. Kline,
                                       President and Chief Executive Officer


DTI HOLDINGS:                      DTI HOLDINGS, INC.

                                   By:
                                       -------------------------------------
                                       Paul A. Kline,
                                       President and Chief Executive Officer

                                  CERTIFICATION

State of _________________________     )
                                       ) ss.
County of ________________________     )

      On this day of March, 2003, before me the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared ________________, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS, my hand and official seal.


                                                ________________________________
                                                Notary Public

                                    EXHIBIT B

                              FORM OF OFFER LETTER

                               [PCTEL letterhead]

                                 March ___, 2003

To: _________________

Re: Employment Offer Letter

Dear _________________:

      1. Offer of Employment. I am pleased to offer you a position with PCTEL, Inc. (the "Company", which for purposes of this Agreement shall be deemed to include any subsidiary or parent entities of PCTEL, Inc.), as ____________________ of PCTEL Maryland, Inc., a wholly-owned subsidiary of the Company. Your offer of employment with the Company is contingent upon the closing of the Company's acquisition of the assets of Dynamic Telecommunications, Inc. ("DTI") pursuant to the Asset Purchase Agreement, dated March ___, 2003, by and among the Company, PCTEL Maryland, DTI and DTI Holdings, Inc., the parent Company of DTI (the "Acquisition"). Assuming you accept this offer of employment and the Acquisition closes, your first day of employment with the Company shall be the first business day subsequent to the closing of the Acquisition. As _____________________, you shall be reporting to ________________________ and shall have the duties and responsibilities customarily associated with such position. In addition, you shall perform such other duties as the Company, or its authorized representative, may from time to time reasonably require. If you decide to join us, you will receive a salary of $______________, which will be paid semi-monthly in accordance with the Company's normal payroll procedures, and will be subject to applicable withholding. As a Company employee, you will be eligible to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other employees of the Company, including, without limitation, the Company's group medical, dental, vision, disability, and life insurance plans. You should note that the Company may modify job titles, reporting relationships, salaries and benefits from time to time as it deems necessary.

      2. Options; Vesting. In addition, if you decide to join the Company, the Company's Board of Directors has approved the grant of an option to purchase _______________ shares of the Company's Common Stock at a price per share equal to the closing sales price of the Common Stock as reported by The Nasdaq National Market on the first date of your employment with the Company. Subject to your continued employment with the Company, twenty-five percent of the shares subject to your option shall vest on the one-year anniversary of the first date of your employment with the Company, and 1/48 of the total number of shares subject to your option shall vest each month thereafter. This option grant shall be subject to the terms and conditions of the Company's Stock Option Plan and Stock Option Agreement, including vesting requirements. To the extent permitted by applicable laws, such option shall be treated as an incentive stock option.

      3. Retention Bonus. Subject to your continued employment with the Company, on the 24-month anniversary of the date of closing of the Acquisition, you shall receive a retention bonus of $____________, subject to applicable withholdings. If your employment with the Company terminates for any reason prior to such

24-month anniversary of the date of closing of the Acquisition, including, without limitation, voluntarily or involuntarily or by reason of your death or disability, you will not be entitled to receive such retention bonus.

      4. PTO Credit. PCTEL will credit you with up to 5 days of PTO (paid time off) when you begin service with the Company, depending on PTO remaining with DTI.

      5. At-Will Employment. The Company is excited about your joining and looks forward to a beneficial and productive relationship. Nevertheless, you should be aware that your employment with the Company is for no specified period and constitutes at-will employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with you at any time, with or without cause, and with or without notice. We request that, in the event of resignation, you give the Company at least two weeks notice.

      6. Immigration Law. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

      7. No Third Party Proprietary Information. We also ask that, if you have not already done so, you disclose to the Company any and all agreements relating to your prior employment that may affect your eligibility to be employed by the Company or limit the manner in which you may be employed. It is the Company's understanding that any such agreements will not prevent you from performing the duties of your position, and by signing this employment offer letter, you represent that such is the case. Moreover, you agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company. Similarly, you agree not to bring any third party confidential information to the Company, including that of your former employer, and that in performing your duties for the Company you will not in any way utilize any such information.

      8. Company Rules and Standards. As a Company employee, you will be expected to abide by the Company's rules and standards. Specifically, you will be required to sign an acknowledgment that you have read and that you understand the Company's rules of conduct which are included in the Company Handbook.

      9. Proprietary Information Agreement; Arbitration. As a condition of your employment, you are also required to sign and comply with a Proprietary Information and Inventions Assignment Agreement which requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company and non-disclosure of Company proprietary information. In the event of any dispute or claim relating to or arising out of your employment relationship, you and the Company agree that (i) any and all disputes between you and the Company shall be fully and finally resolved by binding arbitration, (ii) you are waiving any and all rights to a jury trial, but all court remedies will be available in arbitration, (iii) all disputes shall be resolved by a neutral arbitrator who shall issue a written opinion, (iv) the arbitration shall provide for adequate discovery, and (v) the Company shall pay all but the first $125 of the arbitration fees. Please note that we must receive your signed Proprietary Information and Inventions Assignment Agreement before your first day of employment.

      10. Noncompetition; Nonsolicitation. By signing this employment offer letter, you are acknowledging that the nature of the Company's business is such that if you were to become employed by, or substantially involved in, the business of a competitor of the Company during the 12 months following the termination of your employment with the Company, it would be very difficult for you not to rely on or use the Company's trade secrets and confidential information. You agree that you shall not directly or indirectly engage in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor have any ownership interest in or participation in the financing, operation, management or control of, any person, firm, corporation or business that competes with the Company or is a customer of the Company during the 12 months following the termination of your employment with the Company. Furthermore, you also agree that during the 12 months following the termination of your employment with the Company for any reason, you shall not either directly or indirectly solicit, induce, attempt to hire, recruit, encourage, take away, or hire any employee of the Company or cause an employee to leave his or her employment either for you or for any other entity or person. In addition, you represent that you are familiar with the foregoing covenants not to compete and not to solicit and are fully aware of your obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants. You also agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants with respect to your agreements not to compete and not to solicit. Accordingly, you agree that if you breach such covenants, the Company will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provisions, and you further agree that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief. You also expressly consent to the issuance of such injunction and to the ordering of such specific performance.

      11. Acceptance; Termination of Offer. To accept the Company's offer, please sign and date this letter in the space provided below. A duplicate original is enclosed for your records. This letter, along with any agreements relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements including, but not limited to, any representations made during your recruitment, interviews or pre-employment negotiations, whether written or oral. This letter, including but not limited to its at-will employment provision, may not be modified or amended except by a subsequent written agreement signed by the President of the Company and you. This offer of employment will terminate if it is not accepted, signed and returned by ______________, 2003.

      12. Governing Law. The terms of this employment offer letter shall be governed by the laws of the State of Maryland without reference to conflicts of law rules.

      We look forward to your favorable reply and to working with you at PCTEL, Inc.

                                        Sincerely,


                                        ---------------------------------
                                        Michael Pastor,
                                        Vice President of Human Resources

Agreed to and Accepted:

Signature: ____________________

Printed Name: _________________

Date: _________________________

Enclosures: ___________________
    Duplicate Original Letter
    Proprietary Information and Inventions Assignment Agreement

                                    EXHIBIT C

                              FORM OF LEGAL OPINION

                                     [Date]

PCTEL Maryland, Inc.
c/o PCTEL, Inc.
8725 West Higgins Road, Suite 400
Chicago, Illinois 60631

PCTEL, Inc.
8725 West Higgins Road, Suite 400
Chicago, Illinois 60631

      Re: Asset Purchase by and among PCTEL Maryland, Inc., PCTEL, Inc., Dynamic Telecommunications, Inc., and DTI Holdings, Inc.

Dear Sir or Madam:

      We have acted as counsel to Dynamic Telecommunications, Inc. ("Seller") and DTI Holdings, Inc. ("DTI Holdings") in connection with the captioned transaction (the "Asset Purchase"). This letter is furnished to satisfy the condition set forth in Section 9.2(l) of Asset Purchase Agreement of even date herewith by and among PCTEL Maryland, Inc. ("Buyer"), PCTEL, Inc. ("Parent"), Seller and DTI Holdings ("Agreement"). All capitalized terms used in this letter that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.

      In our capacity as counsel to Seller and DTI Holdings and for purposes of this opinion, we have examined the following documents:

      (a) the Agreement;

      (b) the General Assignment and Bill of Sale of even date herewith, by and among DTI Holdings, Seller, Parent and Buyer;

      (c) the Patent Assignment Agreement even date herewith by and among DTI and Buyer;

      (d) the Trademark Assignment Agreement even date herewith by and among DTI and Buyer;

      (e) copyright assignments of even date herewith between DTI and Buyer

      (f) the Registration Rights Agreement of even date herewith, by and between Parent, DTI Holdings and Seller ("Registration Rights Agreement");

      (g) a Noncompetition Agreement of even date herewith from each of the following individuals: Lawrence W. Swift, Paul A. Kline and Sergey L. Dickey in favor of Parent and Buyer (each a "Noncompetition Agreement");

      (h) Certificate of Good Standing from the Maryland State Department of Assessments and Taxation (the "SDAT") dated _____________ to the effect that the Seller is existing under and by virtue of the laws of the State of Maryland and is in good standing to transact business;

      (i) a certified copy of the Articles of Incorporation of Seller, and all amendments thereto;

      (j) a copy of the Bylaws of Seller, and all amendments thereto;

      (k) a certified copy of the Unanimous Consent of the Board of Directors of Seller dated _____________, 2003;

      (l) a certified copy of the Unanimous Consent of the Stockholder of Seller dated ___________, 2003;

      (m) the general corporate records of Seller including copies of the minute books, stock records, share issuance agreements and shareholder minutes ("Seller Corporate Records");

      (n) Certificate of Good Standing from the Secretary of State of the State of Delaware dated _____________ to the effect that the DTI Holdings is existing under and by virtue of the laws of the State of Delaware and is in good standing to transact business;

      (o) a certified copy of the Articles of Incorporation of DTI Holdings, and all amendments thereto;

      (p) a copy of the Bylaws of DTI Holdings, and all amendments thereto;

      (q) a certified copy of the Unanimous Consent of the Board of Directors of DTI Holdings dated ____________, 2003;

      (r) a certified copy of the Approval of the Stockholder of DTI Holdings dated ______________, 2003;

      (s) the general corporate records of DTI Holdings, including copies of the minute books, stock records, share issuance agreements and shareholder minutes ("DTI Holdings Corporate Records");

      (t) the Transferred Contracts;

      (u) Certificates of Representation from each of DTI Holdings, Sergey L. Dickey, Lawrence W. Swift and Paul A. Kline, copies of which are attached hereto as Exhibit A through E, respectively (the "Certificates"); and

      (v) such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

      The documents listed in paragraphs (b) and (c) above hereinafter referred to as the "Collateral Documents".

      In basing the opinions and other matters set forth herein on "our knowledge", the words "our knowledge" signify that, in the course of our representation of DTI Holdings and Seller, in matters with respect to which we have been engaged by DTI Holdings and Seller as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have recently worked on matters on behalf of the DTI Holdings or Seller.

      In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

      (a) each of the parties thereto (other than DTI Holdings and Seller) has duly and validly executed and delivered the Asset Purchase Agreement and each instrument, document, and agreement executed in connection with the Asset Purchase Agreement to which such party is a signatory and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms;

      (b) each person executing any such instrument, document, or agreement on behalf of any such party (other than DTI Holdings and Seller) is duly authorized to do so;

      (c) each natural person executing any such instrument, document, or agreement is legally competent to do so;

      (d) there are no oral or written modifications of or amendments to the Transaction Documents and there has been no waiver of any of the provisions of the Transaction Documents, by actions or conduct of the parties or otherwise;

      (e) the Seller owns the Acquired Assets of record and in fact; and

      (f) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

      Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

      1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. DTI Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Seller and DTI Holdings has the corporate power and authority to own, lease, and operate its assets and property and to carry on its business as now being conducted.

      2. The authorized capital stock of Seller consists of 5,000,000 shares of voting common stock. Based solely on our knowledge and our review of the Seller Corporate Records, (a) 1,964,360 shares of such common stock are issued and outstanding, all of which are held by DTI Holdings, (b) all such issued and outstanding shares of voting common stock have been duly authorized and validly issued and are fully paid and nonassessable, and (c) there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of Seller, or any other written agreements of Seller or DTI Holdings to issue any such securities or rights.

      3. The authorized capital stock of DTI Holdings consists of 400,000 shares of Common Stock. Based solely on our knowledge and our review of the DTI Holdings Corporate Records, (a) 196,436 shares of such common stock are issued and outstanding, (b) all such issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and (c) there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of DTI Holdings, or any other written agreements of DTI Holdings or Seller to issue any such securities or rights.

      4. Each of Seller and DTI Holdings has all requisite corporate power and authority to enter into the Agreement, each Collateral Agreement to which it is a party and, in the case of Seller, the Registration Rights Agreement, and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement, each Collateral Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Seller, DTI Holdings and their respective Boards of Directors and the stockholders of Seller. The Agreement, the Collateral Agreements and the Registration Rights Agreement have been duly executed and delivered by Seller and DTI Holdings (with respect to the Agreement and each Collateral Agreement to which it is a party) and constitute valid and binding obligations of each of Seller and DTI Holdings, enforceable against Seller and DTI Holdings in accordance with their terms, subject to the following:

            (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and

            (ii) the exercise of judicial discretion in accordance with general principles of equity.

      5. The execution and delivery of the Agreement, the Collateral Agreements and the Registration Rights Agreement by Seller and DTI Holdings (with respect to the Agreement and each Collateral Agreement to which it is a party) and the performance by Seller and DTI Holdings of their respective obligations thereunder do not violate (i) any provision of the Seller Charter Documents or the DTI Holdings Charter Documents, (ii) any Transferred Contract or, (iii) Based solely on our knowledge, the Certificates and searches of the following records performed by Hylind Search Company, Inc.: (A) U.S. District Court, Greenbelt, Maryland, through February 10, 2003, (B), Circuit Court for Montgomery County, Maryland through February 12, 2003, and (C) Superior Court in the District of Columbia through February 5, 2003, and (D) Kent County, Delaware (Prothonotary) through February 9, 2003, any judgment, order or decree that is applicable to Seller, DTI Holdings or the Acquired Assets, or any provision of any applicable federal or state law, rule or regulation customarily applicable to transactions of this nature.

      6. Each Noncompetition Agreement constitutes a valid and binding obligation of the individual employee executing such agreement, enforceable by Parent or Buyer against such individual in accordance with its terms, subject to the following:

            (iii) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally;
                  and

            (iv) the exercise of judicial discretion in accordance with general principles of equity.

Based solely on our knowledge, the Certificates and searches of the following records performed by Hylind Search Company, Inc.: (A) U.S. District Court, Alexandria, Virginia through February 10, 2003, as to Sergey L. Dickey, (B) Circuit Court for Fairfax County, Virginia, through February 7, 2003, as to Sergey L. Dickey, (C) U.S. District Court, Greenbelt, Maryland, through

February 10, 2003, as to Lawrence W. Swift and Paul A. Kline, and (D) Circuit Court for Montgomery County, Maryland through February 12, 2003, as to Lawrence
W. Swift and Paul A. Kline, the performance by each individual of his or her obligations under the Noncompetition Agreement will not violate any judgment, order or decree that is applicable to such individual, or any provision of any applicable federal or state law, rule or regulation customarily applicable to transactions of this nature.

      7. Based solely on our knowledge and the Certificates, there is no action, suit, proceeding, claim, arbitration, or investigation pending before any court or administrative agency against Seller, DTI Holdings or the Acquired Assets.

      In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

      (i) We have not made or undertaken to make any investigation of the state of title to the property constituting the Acquired Assets, and we express no opinion with respect to the title to such property.

      (ii) We express no opinion regarding the enforceability of a power of attorney granted by a corporation.

      (iii) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland and the laws of the United States of America. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict laws) of the State of Maryland and the United States of America as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

      The opinions expressed in this letter are solely for the use of the Parent and Buyer, and these opinions may not be relied on or by any other persons without our prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

                                                     Very truly yours,


                                                     LERCH, EARLY & BREWER,
                                                     CHARTERED

                                    EXHIBIT A

                 CERTIFICATE OF DYNAMIC TELECOMMUNICATIONS, INC.

      The undersigned, the _________________________________ of Dynamic
Telecommunications, Inc. ("Seller"), having personal knowledge of the matters herein contained, hereby makes the following representations and warranties to Lerch, Early & Brewer, Chartered. All capitalized terms, unless otherwise defined herein, shall have the meanings given to them in that certain Asset Purchase Agreement of even date herewith by and among PCTEL Maryland, Inc., PCTEL, Inc., Seller and DTI Holdings, Inc. ("DTI Holdings") ("Agreement"). All capitalized terms used in this letter that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.

      1. The authorized capital stock of Seller consists of 5,000,000 shares of voting common stock. 1,964,360 shares of such common stock are issued and outstanding, all of which are held by DTI Holdings. All such issued and outstanding shares of voting common stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of Seller, or any other written agreements of Seller or DTI Holdings to issue any such securities or rights.

      2. There is no action, suit, proceeding, claim, arbitration, or investigation pending before any court or administrative agency against Seller or the Acquired Assets, or any judgment, order or decree that is applicable to Seller or the Acquired Assets.

      The Seller hereby authorizes Lerch, Early & Brewer, Chartered to rely upon this Certificate in issuing its opinion letter pursuant to the Agreement.


                                              __________________________________

           SUBSCRIBED AND SWORN to before me this _____ day of __________, 2003.


                                              __________________________________
                                              Notary Public

                                    EXHIBIT B

                        CERTIFICATE OF DTI HOLDINGS, Inc.

      The undersigned, the _________________________________ of DTI Holdings,
Inc. ("DTI Holdings"), having personal knowledge of the matters herein contained, hereby makes the following representations and warranties to Lerch, Early & Brewer, Chartered. All capitalized terms, unless otherwise defined herein, shall have the meanings given to them in that certain Asset Purchase Agreement of even date herewith by and among PCTEL Maryland, Inc., PCTEL, Inc., Dynamic Telecommunications, Inc. ("Seller") and DTI Holdings ("Agreement"). All capitalized terms used in this letter that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.

      1. The authorized capital stock of DTI Holdings consists of 400,000 shares of Common Stock. 196,436 shares of such common stock are issued and outstanding. All such issued and outstanding shares of common stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of DTI Holdings, or any other written agreements of DTI Holdings or Seller to issue any such securities or rights.

      2. There is no action, suit, proceeding, claim, arbitration, or investigation pending before any court or administrative agency against DTI Holdings or the Acquired Assets, or any judgment, order or decree that is applicable to DTI Holdings or the Acquired Assets.

      The Seller hereby authorizes Lerch, Early & Brewer, Chartered to rely upon this Certificate in issuing its opinion letter pursuant to the Agreement.


                                              __________________________________

           SUBSCRIBED AND SWORN to before me this _____ day of __________, 2003.


                                              __________________________________
                                              Notary Public

                                    EXHIBIT C

                         CERTIFICATE OF SERGEY L. DICKEY

      The undersigned, Sergey L. Dickey, having personal knowledge of the matters herein contained, hereby makes the following representations and warranties to Lerch, Early & Brewer, Chartered. All capitalized terms, unless otherwise defined herein, shall have the meanings given to them in that certain Asset Purchase Agreement of even date herewith by and among PCTEL Maryland, Inc., PCTEL, Inc., Dynamic Telecommunications, Inc. ("Seller") and DTI Holdings, Inc. ("DTI Holdings") ("Agreement"). All capitalized terms used in this letter that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.

      1. There is no judgment, order or decree, that is applicable to the undersigned.

      The Seller undersigned authorizes Lerch, Early & Brewer, Chartered to rely upon this Certificate in issuing its opinion letter pursuant to the Agreement.


                                              __________________________________
                                              Sergey L. Dickey

           SUBSCRIBED AND SWORN to before me this _____ day of __________, 2003.


                                              __________________________________
                                              Notary Public

                                    EXHIBIT D

                        CERTIFICATE OF LAWRENCE W. SWIFT

      The undersigned, Lawrence W. Swift, having personal knowledge of the matters herein contained, hereby makes the following representations and warranties to Lerch, Early & Brewer, Chartered. All capitalized terms, unless otherwise defined herein, shall have the meanings given to them in that certain Asset Purchase Agreement of even date herewith by and among PCTEL Maryland, Inc., PCTEL, Inc., Dynamic Telecommunications, Inc. ("Seller") and DTI Holdings, Inc. ("DTI Holdings") ("Agreement"). All capitalized terms used in this letter that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.

      1 There is no judgment, order or decree, that is applicable to the undersigned.

      The Seller undersigned authorizes Lerch, Early & Brewer, Chartered to rely upon this Certificate in issuing its opinion letter pursuant to the Agreement.


                                              __________________________________
                                              Lawrence W. Swift

           SUBSCRIBED AND SWORN to before me this _____ day of __________, 2003.

                                              __________________________________
                                              Notary Public

                                    EXHIBIT E

                          CERTIFICATE OF PAUL A. KLINE

      The undersigned, Paul A. Kline, having personal knowledge of the matters herein contained, hereby makes the following representations and warranties to Lerch, Early & Brewer, Chartered. All capitalized terms, unless otherwise defined herein, shall have the meanings given to them in that certain Asset Purchase Agreement of even date herewith by and among PCTEL Maryland, Inc., PCTEL, Inc., Dynamic Telecommunications, Inc. ("Seller") and DTI Holdings, Inc. ("DTI Holdings") ("Agreement"). All capitalized terms used in this letter that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.

      1. There is no judgment, order or decree, that is applicable to the undersigned.

      The Seller undersigned authorizes Lerch, Early & Brewer, Chartered to rely upon this Certificate in issuing its opinion letter pursuant to the Agreement.


                                              __________________________________
                                              Paul A. Kline

           SUBSCRIBED AND SWORN to before me this _____ day of __________, 2003.

                                              __________________________________
                                              Notary Public

                                    EXHIBIT D

                        FORM OF NONCOMPETITION AGREEMENT

This Noncompetition Agreement is being executed and delivered as of March 12, 2003 by _______________ (the "Employee") in favor of and for the benefit of PCTEL, Inc., a Delaware corporation ("Parent"), and PCTEL Maryland, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Buyer").

                                    RECITALS

      A. Parent, Buyer, Dynamic Telecommunications, Inc., a Maryland corporation ("Seller"), and DTI Holdings, Inc., a Delaware corporation, have entered into an Asset Purchase Agreement, dated as of an even date herewith (the "Asset Agreement"), which provides for the sale to Buyer of substantially all of the assets of the Business (as defined in the Asset Agreement) of Seller, in exchange for the assumption by Buyer of certain liabilities relating to the Business and other consideration (the "Transaction"). All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Asset Agreement.

      B. As key employee of Seller, Employee has obtained and will obtain extensive and valuable knowledge and information concerning the Business (including confidential information relating to the operations, assets, contracts, customers, personnel, plans and prospects of the Business).

      C. Upon consummation of the transactions contemplated by the Asset Agreement, Parent intends to employ Employee as an employee of Parent (with the understanding that such employment may be with a subsidiary or parent entity of Parent, including Buyer) and upon the commencement of Employee's employment with Parent, Parent shall make available to Employee confidential information of Parent that will enable Employee to optimize the performance of his duties to Parent (notwithstanding the preceding clause, Employee agrees that Parent will have no obligation to make available to Employee any of its confidential information after the termination of Employee's employment with Parent).

      D. Contemporaneously with the execution and delivery of this Noncompetition Agreement, Parent and Employee are entering into an Employment Agreement (the "Employment Agreement") that is conditioned upon, among other matters, Employee's execution and delivery of this Noncompetition Agreement and execution and delivery of an Invention Assignment and Confidentiality Agreement in favor of Parent.

      E. To more fully secure unto Parent and Buyer the benefits of the Transaction and to help restrict Employee's potential use of Parent's confidential information to the activities associated with Employee's employment with Parent following the consummation of the transactions contemplated by the Asset Agreement, Parent and Buyer have required, as a condition to their willingness to enter into the Asset Agreement and of Parent's and Buyer's willingness to enter into the Employment Agreement and to make available Parent's confidential information to Employee during Employee's employment with Parent, that Employee enter into this Noncompetition Agreement; and Employee is entering into this Noncompetition Agreement in order to induce Parent and Buyer to enter into the Asset Agreement and to induce Parent to make available Parent's confidential information to Employee during Employee's employment with Parent.

      F. Parent, Buyer and Seller have each conducted, and Parent and Buyer will continue to conduct, its businesses, including the Business, on a worldwide basis.

                                    AGREEMENT

      In order to induce Parent and Buyer to consummate the Transaction, and in consideration of Parent's willingness to enter into the Employment Agreement with Employee and to make available Parent's confidential information during Employee's employment with Parent, Employee agrees as follows:

      1. ACKNOWLEDGMENTS BY EMPLOYEE. Employee acknowledges that the promises and restrictive covenants that Employee is providing in this Noncompetition Agreement are reasonable and necessary to (a) the protection of Parent's and Buyer's business and Parent's and Buyer's legitimate interests in its acquisition of the Acquired Assets pursuant to the Asset Agreement and (b) the protection of Parent's legitimate business interests in making available Parent's confidential information to Employee during the term of Employee's employment with Parent.

      2. NONCOMPETITION. During the Restriction Period (as defined below), Employee shall not (other than in connection with its employment services to Parent or its successors or assigns):

            (a) engage in the design, development, manufacture, marketing, sale, licensing or servicing of soft modems; DSP-based modems; embedded modems; controller-based modems; WLAN software products; host signal processing technology; wireless internet access solutions; scanning receivers, transmitters or test and measurement solutions for cellular or other wireless technologies; or solutions for soft radio technologies (the "Restricted Businesses");

            (b) be or become an officer, director, shareholder, owner, affiliate, salesperson, co-owner, partner, trustee, promoter, technician, engineer, analyst, employee, agent, representative, supplier, consultant, advisor or manager of or to, or otherwise acquire or hold any interest in, any person or entity that competes in the markets for the Restricted Businesses.

            (c) provide any service (as an employee, consultant or otherwise), support, product or technology to any person or entity, if such service, support, product or technology involves or relates to product or software development in the markets for the Restricted Businesses.

      provided, however, that nothing in this Section 2 shall prevent Employee from owning as a passive investment less than 3% of the outstanding shares of the capital stock of a publicly-held company if (i) such shares are actively traded on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market and (ii) Employee is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation.

      "Restriction Period" as used herein shall mean the period commencing on the Effective Date and ending on the later to occur of (i) the 24-month anniversary of the Closing Date and (ii) the 12-month anniversary of the termination date of Employee's employment with Parent (the "Release Date").

      3. NONSOLICITATION. Employee further agrees that, during the Restriction Period, Employee will not:

            (a) personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Employee's own behalf or on behalf of any other person or entity) any employee of Parent or any of Parent's subsidiaries to leave his or her employment with Parent or any of Parent's subsidiaries;

            (b) employ, or permit any entity over which Employee exercises voting control to employ any person who shall have terminated his or her employment with Parent or any of Parent's subsidiaries; or

            (c) personally or through others, interfere or attempt to interfere with the relationship or prospective relationship of Parent or any of Parent's subsidiaries with any person or entity that is, was or is expected to become a customer or client of Parent or any of Parent's subsidiaries.

      4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Employee set forth in this Noncompetition Agreement shall be construed as independent of any other agreement or arrangement between Employee, on the one hand, and Parent on the other.

      5. SPECIFIC PERFORMANCE. Employee agrees that in the event of any breach by Employee of any covenant, obligation or other provision contained in this Noncompetition Agreement, Parent shall be entitled to (in addition to any other remedy that may be available to it including but not limited to a claim for damages based on the consideration paid to Employee by Parent), to the extent permitted by applicable law, (a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

      6. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies that Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent hereunder, and the obligations and liabilities of Employee hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like. This Noncompetition Agreement does not limit Employee's obligations or the rights of Parent (or any affiliate of Parent) under the terms of any other agreement between Employee and Parent or any affiliate of Parent.

      7. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties at the following address:

            (a)   if to Parent or Buyer, to:

                        PCTEL, Inc.
                        8725 West Higgins Road, Suite 400
                        Chicago, Illinois 60631
                        Attention: Martin H. Singer
                        Telephone No.: (773) 243-3001
                        Facsimile No.: (773) 243-3050

                  with a copy (which shall not constitute notice) to:

                        Wilson Sonsini Goodrich & Rosati, P.C.
                        650 Page Mill Road
                        Palo Alto, California 94304
                        Attention: Douglas H. Collom
                        Telephone No.: (650) 493-9300
                        Facsimile No.: (650) 845-5000

            (b) if to Employee, to the address for notice set forth on the last page hereof.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

      8. SEVERABILITY. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (c) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

      9. GOVERNING LAW. This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      10. WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Noncompetition Agreement, or any power, right, privilege or remedy under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      11. CAPTIONS. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

      12. FURTHER ASSURANCES. Employee shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as and Parent may reasonably request to effectuate the intent and purposes of this Noncompetition Agreement.

      13. ENTIRE AGREEMENT. This Noncompetition Agreement, the other agreements referred to herein, and the Consulting Agreement contemporaneously executed by the Employee set forth the entire understanding of Employee, Parent and Buyer relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between any of such parties relating to the subject matter hereof and thereof.

      14. AMENDMENTS. This Noncompetition Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Employee.

      15. ASSIGNMENT. This Noncompetition Agreement and all obligations hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. Parent may assign its rights under this Noncompetition Agreement to any entity in connection with any merger or sale or transfer of all or substantially all of Parent's assets.

      16. BINDING NATURE. Subject to Section 15, this Noncompetition Agreement will be binding upon Employee and Employee's representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of Parent and its respective successors and assigns.

                                      *****

      In witness whereof, the undersigned has executed this Noncompetition Agreement as of the date first above written.

"EMPLOYEE"                           By:
                                         ------------------------------------

                                     Print Name:
                                                 ----------------------------

                                     Address:
                                              -------------------------------

                                              -------------------------------

                                     Telephone:
                                                -----------------------------

                                     Fax:
                                         ------------------------------------


"PARENT"                             PCTEL, INC.
                                     a Delaware corporation

                                     By:
                                         ------------------------------------
                                         John Schoen, Chief Financial Officer


"BUYER"                              PCTEL MARYLAND, INC.

                                     a Delaware corporation

                                     By:
                                         ------------------------------------
                                         John Schoen, Chief Financial Officer

                                    EXHIBIT E

                                   PCTEL, INC.

                          FORM OF EMPLOYMENT AGREEMENT

      This Agreement (the "Agreement") is entered into as of March 12, 2003 by and between PCTEL, Inc. ("Parent"), PCTEL Maryland, Inc., a wholly-owned subsidiary of Parent ("Buyer"), and ____________ ("Employee").

      1. Effectiveness; Effective Date. The effectiveness of this Agreement shall be conditioned upon the consummation of the transactions contemplated by the Asset Purchase Agreement, dated as of an even date herewith, by and among Parent, Buyer and Dynamic Telecommunications, Inc. (the "Asset Purchase Agreement"). This Agreement shall become effective immediately subsequent to the Closing (as such term is defined in the Asset Purchase Agreement) (the "Effective Date").

      2. Duties and Scope of Employment.

            (a) Positions and Duties. As of the Effective Date, Employee will serve as President of Buyer. Employee's initial duties and responsibilities are described on Exhibit A hereto. Employee will render such business and professional services in the performance of his duties, consistent with Employee's position within Buyer, as shall reasonably be assigned to him by Parent's and Buyer's management. The period of Employee's employment under this Agreement is referred to herein as the "Employment Term."

            (b) Obligations. During the Employment Term, Employee will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to Parent (which for purposes of this Agreement the term "Parent" shall be deemed to include Buyer and any other subsidiary or parent entities of Parent). For the duration of the Employment Term, Employee agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the President of Parent.

      3. At-Will Employment. The parties agree that Employee's employment with Parent will be "at-will" employment and may be terminated at any time with or without cause or notice. Employee understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from Parent give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with Parent.

      4. Compensation.

            (a) Base Salary. During the Employment Term, Parent will pay Employee as compensation for his services a base salary at the annualized rate of $184,370.00 (the "Base Salary"). The Base Salary will be paid periodically in accordance with Parent's normal payroll practices and be subject to the usual, required withholding.

            (b) Bonus. Employee shall be eligible to receive an annual bonus of up to 50% of Employee's annual salary, based upon Employee's performance and Parent's attainment of objectives to be determined by the Board of Directors of Parent (the "Board"), consistent with Parent's standard executive bonus policy. Employee must be employed by Parent on the payment date of a given bonus to receive such bonus. The determination of whether Employee has attained the objectives, and the timing and amount, if any, of each annual bonus shall be determined by the Board in its sole discretion. Any bonus payments will be subject to required withholdings.

            (c) Stock Option. As of the Effective Date, Employee will be granted a stock option, which will be, to the extent permitted by Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"), an "incentive stock option" (as defined in Section 422 of the Code), to purchase 150,000 shares of Parent's Common Stock at an exercise price equal to the closing sales price on the date of grant (the "Option"). The option will vest over 48 months beginning on the Effective Date, with 25% of the shares subject to the Option vesting on the 12-month anniversary of the Effective Date, and 1/48th of the shares subject to the Option vesting on each monthly anniversary thereafter, subject to Employee's continued service to Parent on the relevant vesting dates. The Option will be subject to the terms, definitions and provisions of Parent's Amended and Restated 1997 Stock Plan (the "1997 Plan") and the stock option agreement by and between Employee and Parent (the "Option Agreement"), both of which documents are incorporated herein by reference.

            (d) Retention Bonus. Subject to Employee's continued employment with Parent, on the 24-month anniversary of the Effective Date (the "Retention Date"), Employee shall receive a retention bonus of $150,000.00, subject to required withholdings (the "Retention Bonus").

      5. Employee Benefits. During the Employment Term, Employee will be entitled to participate in the employee benefit plans currently and hereafter maintained by Buyer of general applicability to other employees of Buyer, including, without limitation, Buyer's group medical, dental, vision, disability, life insurance, and flexible-spending account plans. A listing of such Buyer employee benefit plans is attached hereto as Exhibit B. Employee will also be entitled to participate in Parent's 401(k) plan. Each of Parent and Buyer reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

      6. Severance.

            (a) Involuntary Termination. If, prior to the 24-month anniversary of the Effective Date, Employee's employment with Parent is terminated (i) by Parent for reasons other than Cause (as defined below) or (ii) by Employee pursuant to a Voluntary Termination for Good Reason (as defined below), and, in either case, Employee signs and does not revoke a standard release of claims with Parent in Parent's then-current standard form, (A) Employee shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period from such termination date through the Retention Date, to be paid periodically in accordance with Parent's normal payroll policies; (B) Parent shall pay the group health, dental and vision plan continuation coverage premiums for Employee and his covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended through the lesser of
(1) the Retention Date, or (2) the date upon which Employee and his covered dependents are covered by similar plans of Employee's new employer;

(C) all equity awards from Parent then held by Employee shall partially accelerate, or if the Employee is then holding unvested shares, Parent's right to repurchase the then-unvested shares under each such equity award shall partially lapse, with respect to the number of shares under each such award that would have become vested or been released from such repurchase right under each respective equity award if Employee's employment with Parent had continued through the Retention Date (each subject to any applicable withholding requirements); and (D) Employee shall be entitled to receive the Retention Bonus on the Retention Date.

            (b) Other Termination. If Employee's employment with Parent terminates (i) voluntarily by Employee (other than pursuant to a Voluntary Termination for Good Reason prior to the 24-month anniversary of the Effective
Date), (ii) for Cause by Parent (at any time subsequent to the Effective Date),
(iii) by death or disability, or (iv) involuntarily (whether or not for Cause) by Parent subsequent to the 24-month anniversary of the Effective Date, then (A) all vesting under Employee's outstanding equity awards will terminate immediately and all payments of compensation by Parent to Employee hereunder will terminate immediately (except as to amounts already earned), and (B) Employee will only be eligible for severance benefits in accordance with Parent's established policies as then in effect. Notwithstanding the foregoing, in the event that Employee's employment with Parent terminates as a result of Employee's death or disability prior to the 24-month anniversary of the Effective Date, Employee (or Employee's estate) shall be entitled to receive the Retention Bonus on the Retention Date.

      7. Confidential Information. Employee has entered into a Confidential Information and Invention Assignment Agreement, dated as of an even date herewith, with Parent (the "Proprietary Information Agreement"), which agreement shall remain in full force and effect.

      8. Noncompete Agreement. Contemporaneously with Employee entering into this Agreement, Employee is executing and delivering a Noncompetition Agreement, date as of an even date herewith, in favor of Parent (the "Noncompetition Agreement"), which agreement shall remain in full force and effect.

      9. Definitions.

            (a) Cause. "Cause" shall mean (i) a material act of dishonesty made by Employee in connection with Employee's responsibilities as an employee, (ii) Employee's conviction of, or plea of nolo contendere to, a felony, or, any crime involving an act of moral turpitude, (iii) Employee's gross misconduct, (iv) any material breach of any applicable invention assignment and confidentiality agreement or similar agreement between Parent and Employee, including the Proprietary Information Agreement or (v) Employee's continued substantial violations of his employment duties as determined by Parent in its reasonable discretion after notice to Employee of such violations.

            (b) Voluntary Termination for Good Reason. "Voluntary Termination for Good Reason" Shall mean Employee's voluntary resignation as a result of a relocation of Employee's principal place of employment outside of Germantown, Maryland, unless said relocation is effected with Employee's consent.

      10. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Employee upon Employee's death and (b) any successor of Parent or Buyer. Any such successor of Parent or Buyer will be deemed substituted for Parent or Buyer, as the case may be, under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of Parent or Buyer. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Employee's right to compensation or other benefits will be null and void.

      11. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being sent by a well established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

                  If to Parent or Buyer:
                  PCTEL, Inc.
                  8725 West Higgins Road
                  Suite 400
                  Chicago, IL  60631
                  Telephone No.: (773) 243-3000
                  Facsimile No.:  (773) 243-3049
                  Attn:  Martin H. Singer, President

                  If to Employee:

                  at the last residential address known by Parent.

      12. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

      13. Arbitration.

            (a) General. In consideration of Employee's service to Parent, its promise to arbitrate all employment related disputes and Employee's receipt of the compensation, pay raises and other benefits paid to Employee by Parent, at present and in the future, Employee agrees that any and all controversies, claims, or disputes with anyone (including Parent and any employee, officer, director, shareholder or benefit plan of Parent in their capacity as such or otherwise) arising out of, relating to, or resulting from Employee's service to Parent under this Agreement or otherwise or the termination of Employee's service with Parent, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth under the applicable provisions of Maryland law (the "Rules"). Disputes which Employee agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, any applicable provisions of Maryland law, claims of harassment, discrimination or wrongful termination and any statutory claims. Employee further understands that this Agreement to arbitrate also applies to any disputes that Parent may have with Employee.

            (b) Procedure. Employee agrees that any arbitration will be administered by the American Arbitration Association ("AAA") and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration shall be held in Cook County, Illinois. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes. Employee agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Employee agrees that the arbitrator shall issue a written decision on the merits. Employee also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. Employee understands Parent will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Employee shall pay the first $200.00 of any filing fees associated with any arbitration Employee initiates. Employee agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.

            (c) Remedy. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Employee and Parent. Accordingly, except as provided for by the Rules, neither Employee nor Parent will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Parent policy, and the arbitrator shall not order or require Parent to adopt a policy not otherwise required by law which Parent has not adopted.

            (d) Availability of Injunctive Relief. In addition to the right under the Rules to petition the court for provisional relief, Employee agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement or the Confidentiality Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or applicable provisions of Maryland law. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.

            (e) Administrative Relief. Employee understands that this Agreement does not prohibit Employee from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude Employee from pursuing court action regarding any such claim.

            (f) Voluntary Nature of Agreement. Employee acknowledges and agrees that Employee is executing this Agreement voluntarily and without any duress or undue influence by Parent or anyone else. Employee further acknowledges and agrees that Employee has carefully read this Agreement and that Employee has asked any questions needed for Employee to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that

Employee is waiving Employee's right to a jury trial. Finally, Employee agrees that Employee has been provided an opportunity to seek the advice of an attorney of Employee's choice before signing this Agreement.

      14. Integration. This Agreement, together with the 1997 Plan, the Option Agreement, the Confidential Information Agreement and the Noncompetition Agreement, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

      15. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

      16. Governing Law. This Agreement will be governed by the laws of the State of Maryland (with the exception of its conflict of laws provisions).

      17. Acknowledgment. Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

                                      *****

      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of Parent by their duly authorized officers, as of the day and year first above written.


PARENT:

PCTEL, INC.

By: __________________________________               Date:  March 12, 2003

Print Name: __________________________

Title: _______________________________


BUYER:

PCTEL MARYLAND, INC.

By: __________________________________               Date:  March 12, 2003

Print Name: __________________________

Title: _______________________________


EMPLOYEE:

By: __________________________________               Date:  March 12, 2003

Print Name: __________________________

Title: _______________________________

                                    EXHIBIT A

               Description of Initial Duties and Responsibilities

                                    EXHIBIT B

                        Listing of Employee Benefit Plans

                                    EXHIBIT F

                                   PCTEL, INC.

                      FORM OF REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement ("Agreement") is entered into as of March 12, 2003, by and between PCTEL, Inc., a Delaware corporation ("Parent"), and Dynamic Telecommunications, Inc., a Maryland corporation ("Seller").

                                    RECITALS

      A. Contemporaneously with the execution and delivery of this Agreement, Parent, PCTEL Maryland, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, Seller and DTI Holdings, Inc., a Delaware corporation and parent corporation of Seller, are entering into an Asset Purchase Agreement, dated as of an even date herewith (the "Purchase Agreement"), pursuant to which Parent may issue the Earn-Out Shares (as defined in the Purchase Agreement).

      B. In connection with the Purchase Agreement, Parent and Seller are entering into this Agreement under which Parent is granting Seller certain resale registration rights with respect to the Earn-Out Shares.

      NOW, THEREFORE, in consideration of the promises, mutual covenants and terms hereof, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

      1. Definitions. Any capitalized term not otherwise defined herein shall have the meanings ascribed to such term in the Purchase Agreement. As used in this Agreement:

            (a) "Issue Date" shall mean the date(s) on which the Earn-Out Shares become issuable to Seller as provided in Section 12.4 of the Purchase Agreement. The Purchase Agreement provides that there may be two (2) Issue Dates for the Earn-Out Shares. If there is more than one Issue Date, the registration obligations of Parent pursuant to Section 2 below shall pertain to the Earn-Out Shares issued at each Issue Date (in other words, Parent would be obligated to file two S-3 registration statements, one for the Earn-Out Shares issued at the first Issue Date and one for the Earn-Out Shares issued on the second Issue
Date).

            (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            (c) "Registration Expenses" shall mean all expenses incurred in complying with Section 2 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration; provided, however, Registration Expenses shall not include any selling commissions, transfer taxes or fees and disbursements of Seller's counsel (which expenses shall be borne by Seller and not Parent).

            (d) "Registrable Securities" shall mean the Earn-Out Shares issued to Seller pursuant to the Purchase Agreement; provided, however, that the Earn-Out Shares shall cease to be Registrable Securities at such time as (i) they have been registered for resale pursuant to a prospectus included in an effective Registration Statement on Form S-3 and such securities shall have been disposed of in accordance with such registration statement and with Section 2 hereof or (ii) they are otherwise available for resale under Rule 144 of the Securities Act within a single 90-day period.

      2. Seller Registration.

            (a) Parent shall use its best efforts to cause the Registrable Securities to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC within 10 days following the Issue Date a registration statement on Form S-3 covering the Registrable Securities; provided, however, if Parent shall furnish to Seller a certificate signed by the an executive officer of Parent stating that, in the good faith judgment of the Board of Directors of Parent, it would be seriously detrimental to Parent or its stockholders for registration statements to be filed within such 10 day period, then Parent's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the Issue Date. The offerings made pursuant to such registration shall not be underwritten.

            (b) Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its commercially reasonable best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the expiration of 90 days after the day on which such registration statement has been declared effective; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to Seller such number of copies of any prospectus (including any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as Seller may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective;
(iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as Seller shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable Seller to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify Seller, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

      3. Suspension of Prospectus. Under any registration statement filed pursuant to Section 2 hereof, Parent may restrict the disposition of the Registrable Securities, and Seller will not be able to dispose of such Registrable Securities, if Parent shall have delivered a notice in writing to Seller stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement. In the event of the delivery of the notice described above by Parent, Parent shall use its best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not exceed 90 days. Any such delay shall result in a corresponding extension of the period of time that Parent is required to maintain the effectiveness of the registration statement under Section 2.

      4. Indemnification.

            (a) Parent will indemnify and hold harmless Seller, each of its officers and directors, and each person controlling Seller within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act applicable to Parent or any state securities law applicable to Parent in connection with any such registration, qualification or compliance, and Parent will reimburse (on an as incurred basis), Seller, each of its officers and directors and each person controlling Seller, for any reasonable legal and other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by Seller; and provided, further, that Parent will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of Parent's failure to provide such prospectus (as amended or supplemented).

            (b) Seller shall indemnify Parent, each of its directors and officers and each person who controls Parent within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse Parent and such directors, officers or control persons of Parent for any reasonable legal or other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by Seller; provided, however, that the liability of Seller for indemnification under this Section 4(b) shall not exceed the proceeds from the offering received by Seller, prior to deducting any commissions, transfer taxes or other selling expenses incurred with respect to such sale.

            (c) Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

            (d) If the indemnification provided for in this Section 4 is for any reason not available to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as will as any other relevant equitable considerations. The relative fault of the Indemnifying

Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or the alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of Seller under this Section 4(d) shall not exceed the proceeds from the offering received by Seller, prior to deduction of any commissions, transfer taxes or other selling expenses incurred with respect to such sale.

      5. Information of Seller. Seller shall furnish to Parent such information regarding Seller, the manner in which Seller holds any securities of Parent and the distribution proposed by Seller as Parent may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

      6. Repurchase of Earn-Out Shares; Termination of Registration Rights. In the event that a registration statement has not been declared effective by the SEC within 60 days of an applicable Issue Date (the "Termination Date"), unless otherwise mutually agreed by Parent and Seller, all obligations under this Agreement for Parent to register the Earn-Out Shares covered by such registration statement shall terminate. In such event, Seller shall have the right to require that Parent repurchase such Earn-Out Shares from Seller at the per share price equal to the fair market value of such shares on the Issue Date as determined pursuant to Section 12.4(b)(ii) of the Purchase Agreement (the "Repurchase Amount"). Seller shall request in writing that Parent repurchase such Earn-Out Shares and shall accompany such request by tendering the stock certificate(s) representing such Earn-Out Shares together with a duly executed stock power in the form attached hereto as Exhibit A (or, in the event that any such stock certificate is lost, stolen or destroyed, an affidavit of that fact by Seller in a form acceptable to Parent and a bond in such sum as Parent may reasonably require as indemnity against any claim that may be made against Parent with respect to the stock certificate alleged to have been lost, stolen or destroyed) within 30 days of the Termination Date. Within three business days of Parent's receipt of the stock certificate(s), Parent shall deliver the Repurchase Amount by wire transfer in accordance with written instructions delivered by Seller to Parent. If Seller does not tender the certificate(s) representing the applicable Earn-Out shares (or, the affidavit of lost, stolen or destroyed certificate and the related bond described above) within the above-referenced 30 day period, Parent shall have no further repurchase obligation with respect to such shares under this Section 6.

      7. Miscellaneous.

            (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if upon receipt delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i) if to Parent, to:

                        PCTEL, Inc.
                        8725 West Higgins Road, Suite 400
                        Chicago, Illinois 60631
                        Attention: Martin H. Singer
                        Telephone No.: (773) 243-3001
                        Facsimile No.: (773) 243-3050

                  with a copy (which shall not constitute notice) to:

                        Wilson Sonsini Goodrich & Rosati, P.C.
                        650 Page Mill Road
                        Palo Alto, California 94304
                        Attention: Douglas H. Collom
                        Telephone No.: (650) 493-9300
                        Facsimile No.: (650) 845-5000

                  (ii) if to Seller, to:

                        Dynamic Telecommunications, Inc.
                        12810 Wisteria Drive, Third Floor
                        Germantown, Maryland 20874
                        Telephone No.: (301) 515-0036
                        Facsimile No.: (301) 515-0037

                  with a copy (which shall not constitute notice) to:

                        Lerch, Early & Brewer, Chartered
                        3 Bethesda Metro Center, Suite 460
                        Bethesda, Maryland 20814-5367
                        Attention: Paul J. DiPiazza, Esq.
                        Telephone No.: (301) 657-0172
                        Facsimile No.: (301) 986-0332

            (b) No Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities under Section 2 of this Agreement may not be assigned by Seller.

            (c) Expenses. All Registration Expenses incurred in connection with any registration pursuant to Section 2 shall be borne by Parent.

            (d) No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties to this Agreement, any rights or remedies hereunder.

            (e) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

            (f) Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

            (g) Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and Seller.

            (h) Entire Agreement. This Agreement constitutes the full and entire understanding among the parties regarding the subject matter herein.

            (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Parent and Seller have caused this Registration Rights Agreement to be signed as of the date first written above.

"PARENT"                             PCTEL, INC.
                                     a Delaware corporation

                                     By:
                                         ---------------------------------------
                                         John Schoen, Chief Financial Officer


"SELLER"                             DYNAMIC TELECOMMUNICATIONS, INC.
                                     a Maryland corporation

                                     By:
                                         ---------------------------------------
                                         Paul A. Kline, President

                                    EXHIBIT A

                           STOCK POWER AND ASSIGNMENT
                            SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED and pursuant to the repurchase of Earn-Out Shares in connection with Section 6 of the Registration Rights Agreement dated as of March 12, 2003, the undersigned hereby sells, assigns and transfers unto PCTEL, Inc. a Delaware corporation (the "Company"), ______________________ (______) shares of Common Stock of the Company, standing in the undersigned's name on the books of said corporation represented by certificate number _______ delivered herewith, and does hereby irrevocably constitute and appoint Wells Fargo Bank Minnesota, N.A. as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

      Dated: _____________, ______


                                        ________________________________________
                                        (Signature)

                                        ________________________________________
                                        (Please Print Name)

  INSTRUCTION: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINES.

                                    EXHIBIT G

                     FORM OF INVENTIONS ASSIGNMENT AGREEMENT

      This Inventions Assignment Agreement (the "Assignment") is entered into as of March 12, 2003 by __________________ ("Assignor") for the benefit of Dynamic Telecommunications, Inc., a Maryland corporation ("Assignee") and wholly-owned subsidiary of DTI Holdings, Inc. ("DTI Holdings), PCTEL, Inc., a Delaware corporation ("Parent") and PCTEL Maryland, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Buyer").

      WHEREAS, Parent, Buyer, DTI Holdings, and Assignee have entered into an Asset Purchase Agreement dated as of March 12, 2003 (the "Purchase Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

      WHEREAS, as requested by Parent and Buyer as an inducement for them to enter into the Purchase Agreement, Assignor has agreed to assign all of Assignor's right, title and interest in and to certain intellectual property rights.

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged:

      1. Effective Time. This Assignment shall become effective immediately prior to the Closing.

      2. Assignment of Certain Intellectual Property Rights. Assignor hereby sells, conveys, transfers and assigns to Assignee all of Assignor's right, title and interest in and to all: (i) Intellectual Property Rights embodied by, or which would be infringed by the making, using, offering for sale, selling, importing, copying, modifying, distributing or other exploitation of, the Products, the operation of the Business, or Technology constituting the Products and the Web Content, including all Technology listed on Schedule 1.1(kkkkk) of the Purchase Agreement; (ii) Intellectual Property Rights used in, or necessary for, the operation of the Business; and (iii) Intellectual Property Rights listed or described in Schedule 1.1(jjjjj) of the Purchase Agreement.

      3. Proprietary Right Registrations; Execution of Necessary Documents.

            (a) Assignor agrees to assist Assignee, its successors and assigns, or any designee thereof in every proper way to obtain and from time to time enforce the Intellectual Property Rights assigned hereunder in any and all countries.

            (b) Without limiting the foregoing, Assignor agrees to execute all documents for use in applying for, registering, obtaining, and enforcing the Intellectual Property Rights assigned hereunder as the Assignee, its successors and assigns, or any designee thereof may desire. If the Assignee, its successors and assigns, or any designee thereof is unable, after reasonable effort, to secure Assignor's signature on any document or documents needed to apply for or enforce any of the Intellectual Property Rights assigned hereunder, whether because of physical or mental incapacity or for any other reason whatsoever, Assignor irrevocably designates and appoints Assignee, its successors and assigns, and any designee thereof, and any duly authorized officers and agents thereof, as Assignor's agents and attorneys-in-fact to act for and in Assignor's behalf and stead in the execution and filing of any such application and in furthering the application for and enforcement of such Intellectual Property Rights, with the same legal force and effect as if such acts were performed by Assignor.

      4. Choice of Law. This Assignment and any dispute arising from the relationship between the parties to this Assignment shall be governed by and construed under and according to Delaware law.

      5. Successors and Assigns; Third Party Beneficiaries. This Assignment shall be binding on Assignor's heirs, executors, assigns, administrators and other legal representatives and is for the benefit of Assignee, its successors, and its assigns. Parent and Buyer are intended third party beneficiaries of this Assignment and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

      6. Severability. If one or more of the provisions in this Assignment are deemed void by law, then the remaining provisions will continue in full force and effect.

                                    * * * * *

      IN WITNESS WHEREOF, Assignor has caused this Inventions Assignment Agreement to be executed as of the date first written above.

"ASSIGNOR"

                                        ________________________________________
                                        [NAME OF FOUNDER]


                                                                             -3-